SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]           Preliminary Proxy Statement
[   ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]           Definitive Proxy Statement
[   ]           Definitive Additional Materials
[   ]           Soliciting Material under Rule 14a-12

PGT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]           No fee required.
[   ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[   ]           Fee paid previously with preliminary materials:

[   ]           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration State No.:

(3) Filing Party:

(4) Date Filed:

April 24, 2015

Dear Fellow Stockholder:

I am pleased to invite you to attend our 2015 annual meeting of stockholders, to be held on May 21, 2015, at 1:30 p.m., local time, at the Hyatt Regency Sarasota in Sarasota, Florida.

This booklet includes the notice of the meeting of stockholders and the proxy statement. The proxy statement describes the various matters to be acted upon during the annual meeting and provides other information concerning PGT, Inc. of which you should be aware when you vote your shares.

You can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by completing and mailing your proxy or you may vote in person by attending the annual meeting. If you hold shares through a broker or other nominee in “street name,” you may also be able to vote using the internet or telephone by following the voting instructions they provide in your materials.

On behalf of the Board of Directors of PGT, Inc., I would like to express our appreciation for your ownership and continued interest in the affairs of PGT, Inc. and I hope you will be able to join us on May 21st for our 2015 annual meeting of stockholders.

Sincerely,

Rodney Hershberger
Chairman and CEO

PGT, INC.
1070 TECHNOLOGY DRIVE
NORTH VENICE, FLORIDA  34275

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Our 2015 annual meeting of stockholders (the “Meeting”) will be held at the Hyatt Regency Sarasota, 1000 Boulevard of the Arts, Sarasota, Florida 34236 on May 21, 2015, beginning at 1:30 p.m., local time. The Meeting is being held to:

1. Elect two directors, nominated by our Board of Directors, to serve until our 2018 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified;

2. Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year;

3. Approve the PGT, Inc. 2015 Employee Stock Purchase Plan; and

4. Act on any other matter that may properly come before the Meeting.

The Board of Directors recommends a vote FOR Items 1, 2, and 3.

Stockholders of record at the close of business on April 20, 2015, are entitled to receive notice of and to vote at the Meeting and any adjournments. A complete list of stockholders entitled to vote at the Meeting will be open for examination by our stockholders for any purpose germane to the Meeting, during regular business hours, for a period of ten days prior to the Meeting, at the Company’s principal place of business and executive offices at 1070 Technology Drive, North Venice, Florida 34275, and at the Meeting.

The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Meeting.

Registration will begin at 1:00 p.m., local time, and each stockholder will be asked to present a valid form of personal identification. Cameras, recording devices and other electronic devices will not be permitted at the Meeting. Additional rules of conduct regarding the Meeting will be provided.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

PGT is delivering one annual report and proxy statement in one envelope addressed to all stockholders who share a single address unless they have notified us that they wish to “opt out” of the program known as “householding.”  Householding is intended to reduce our printing and postage costs. We will deliver a separate copy of the annual report or proxy statement promptly upon written or oral request. Please direct all requests to our Secretary at 1070 Technology Drive, North Venice, Florida 34275 or at (800) 282-6019.

If you are a stockholder of record and wish to receive a separate copy of the annual report and proxy statement in the future, please contact American Stock Transfer & Trust Company, LLC, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219 or call toll-free at (800) 937-5449 or locally and internationally at (718) 921-8124.

If you are a beneficial stockholder and you choose not to have the aforementioned disclosure documents sent to a single household address as described above, you must “opt-out” by calling (800) 542-1061.  Additional information regarding householding of disclosure documents should have been forwarded to you by your broker.  If we do not receive instructions to remove your account(s) from this service, your account(s) will continue to household until we notify you otherwise.

By Order of the Board of Directors,
Mario Ferrucci III
Vice President and General Counsel
April 24, 2015

This proxy statement and the accompanying form of proxy are being sent to our stockholders on or about April 27, 2015, in connection with our solicitation of proxies for use at the 2015 Meeting or at any adjournment(s) or postponement(s) of the Meeting.

PGT, INC.
PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 21, 2015

INTRODUCTION

The annual meeting of stockholders (the “Meeting”) of PGT, Inc., a Delaware corporation (“PGT,” “we,” “us,” “our,” or the “Company”) will be held on Thursday, May 21, 2015, beginning at 1:30 p.m., local time, at the Hyatt Regency Sarasota, 1000 Boulevard of the Arts, Sarasota, Florida 34236. We encourage all of our stockholders to vote, and we hope that the information contained in this document will help you decide how you wish to vote.

The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned to, and received by, the Company prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted “FOR” Proposal One, the nominees of the Board of Directors in the election of the two directors whose terms of office will extend until the 2018 annual meeting of stockholders and until their respective successors are duly elected and qualified; “FOR” Proposal Two, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year; and, “FOR” Proposal Three, approval of the PGT, Inc. 2015 Employee Stock Purchase Plan.  Any proxy may be revoked at any time before its exercise by notifying the Secretary of PGT in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on May 21, 2015:

The proxy statement for the Meeting, the Annual Report to Stockholders and our
Annual Report on Form 10-K for the 2014 Fiscal Year Ended January 3, 2015
are available at www.pgtproxy2015.com.

THE MEETING OF STOCKHOLDERS

Why did I receive these proxy materials?

We are furnishing this proxy statement in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at the Meeting and at any adjournment or postponement of the Meeting. At the Meeting, stockholders will act upon the following proposals to:

•	Elect two directors, nominated by our Board of Directors, to serve until our 2018 annual meeting of the stockholders and until their respective successors shall have been duly elected and qualified;

•	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year;

•	Approve the PGT, Inc. 2015 Employee Stock Purchase Plan; and

•	Act on any other matter that may properly come before the Meeting.

These proxy solicitation materials are being sent to our stockholders on or about April 27, 2015.

What do I need to attend the Meeting?

Attendance at the Meeting is limited to stockholders. Registration will begin at 1:00 p.m., local time, and each stockholder will be asked to present a valid form of personal identification. Cameras, recording devices and other electronic devices will not be permitted at the Meeting. Additional rules of conduct regarding the Meeting will be provided at the Meeting.

Who is entitled to vote at the Meeting?

The Board of Directors has determined that those stockholders who are recorded in our record books as owning shares of PGT common stock as of the close of business on April 20, 2015, are entitled to receive notice of and to vote at the Meeting. As of the record date, there were 48,085,917 shares of PGT common stock entitled to vote. Your shares may be (1) held directly in your name as the stockholder of record and/or (2) held for you as the beneficial owner through a stockbroker, bank or other nominee. Our common stock is our only class of voting securities. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.  There are no dissenters’ rights of appraisal in connection with any stockholder vote to be taken at the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. If you do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each item?” below.

How can I vote my shares in person at the Meeting?

Shares of PGT common stock held directly in your name as the stockholder of record may be voted in person at the Meeting.
SHARES HELD BENEFICIALLY IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.
EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

How can I vote my shares without attending the Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or nominee.

Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee.

BY INTERNET OR TELEPHONE – If you hold shares through a broker or other nominee in “street name,” you may be able to vote by the internet or telephone as permitted by your broker or nominee.  The availability of internet and telephone voting for beneficial owners will depend on the voting process of your broker, bank or other holder of record.  Therefore, we recommend that you follow the voting instructions you receive.

BY MAIL — You may vote by mail by marking, signing and dating your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If the pre-addressed envelope is missing, please mail your completed proxy card to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, Attn: Proxy Department.

If you cast your vote in any of the ways set forth above, your shares of PGT common stock will be voted in accordance with your voting instructions, unless you validly revoke your proxy. If you are a stockholder of record and you sign and return your proxy card or complete the internet or telephone voting procedures, but you do not specify how you want to vote your shares, we will vote them “FOR” Proposal One, “FOR” Proposal Two; and “FOR” Proposal Three. We do not currently anticipate that any other matters will be presented for action at the Meeting. If any other matters are properly presented for action, the persons named on your proxy will vote your shares of PGT common stock on these other matters in their discretion, under the discretionary authority you have granted to them in your proxy.

If you own shares in “street name” through a broker and you do not provide instructions to your broker on how to vote your shares, your broker has discretion to vote these shares on certain “routine” matters, including the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. However, on non-routine matters such as the election of directors your broker must receive voting instructions from you, since it does not have discretionary voting power for these proposals. So long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum. Therefore, it is important for you to provide voting instructions to your bank, broker, or other nominee.

Can I change my vote after I submit my proxy?

Yes. Even after you have submitted your proxy, you may change your vote at any time prior to the close of voting at the Meeting by:

•	filing with our Secretary at 1070 Technology Drive, North Venice, Florida 34275 a signed, original written notice of revocation dated later than the proxy you submitted,

• submitting a duly executed proxy bearing a later date,

• voting by telephone or internet on a later date, or

• attending the Meeting and voting in person.

In order to revoke your proxy, prior to the Meeting, we must receive an original notice of revocation of your proxy at the address above sent by U.S. mail or overnight courier.  If you grant a proxy, you are not prevented from attending the Meeting and voting in person. However, your attendance at the Meeting will not by itself revoke a proxy that you have previously granted; you must vote in person at the Meeting to revoke your proxy.

If your shares of PGT common stock are held in a stock brokerage account or by a bank or other nominee, you may revoke your proxy by following the instructions provided by your broker, bank or nominee.

All shares of PGT common stock that have been properly voted and not revoked will be voted at the Meeting.

Is there a list of stockholders entitled to vote at the Meeting?

A complete list of stockholders entitled to vote at the Meeting will be available for examination by PGT stockholders for any purpose germane to the Meeting, during regular business hours, for a period of ten days prior to the Meeting, at the Company’s principal place of business and at the Meeting.

What constitutes a quorum to transact business at the Meeting?

Before any business may be transacted at the Meeting, a quorum must be present. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of PGT common stock entitled to vote on the record date will constitute a quorum. At the close of business on the record date, 48,085,917 shares of our common stock were entitled to vote. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of a quorum.

What is the recommendation of the Board of Directors?

Our Board of Directors recommends a vote “FOR” the election of our two nominees to the Board of Directors, and “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year, and “FOR” the approval of the PGT, Inc. 2015 Employee Stock Purchase Plan.

What vote is required to approve each item?

Election of Directors

Directors named in Proposal One are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Meeting (up to the number of directors to be elected) will be elected. You may vote “FOR” or “WITHHELD” with respect to election of directors. Shares will be voted, if authority to do so is not withheld, for election of the Board of Directors’ nominees named in Proposal One. Only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director. Broker non-votes, if any, will not affect the outcome of the vote on the election of directors.

Ratification of Independent Auditors

The affirmative vote of at least a majority of our common stock present, in person or by proxy, at the Meeting and entitled to vote on Proposal Two will be required to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year. Abstentions will have the same effect as votes “AGAINST” Proposal Two.  Broker non-votes, if any, will have no effect on the outcome of the vote on Proposal Two.

Approval of the PGT, Inc. 2015 Employee Stock Purchase Plan

The affirmative vote of at least a majority of our common stock present, in person or by proxy, at the Meeting and entitled to vote on Proposal Three is required to approve the PGT, Inc. 2015 Employee Stock Purchase Plan. Abstentions will have the same effect as votes “AGAINST” Proposal Three.  Broker non-votes, if any, will have no effect on the outcome of the vote on Proposal Three.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the Meeting?

We will announce preliminary voting results at the Meeting and will publicly disclose results in a Current Report on Form 8-K within four business days of the date of the Meeting.

Who will count the votes?

A representative of American Stock Transfer & Trust Company, LLC, our transfer agent, will both tabulate the votes and serve as the inspector of election.

Who will pay for the cost of this proxy solicitation?

We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will request banks, brokers, nominees, custodians and other fiduciaries, who hold shares of PGT common stock in street name, to forward these proxy solicitation materials to the beneficial owners of those shares, and we will reimburse them the reasonable out-of-pocket expenses they incur in doing so.

How can I access the Company’s proxy materials and annual report electronically?

A copy of our Annual Report on Form 10-K for the fiscal year ended January 3, 2015, as filed with the United States Securities and Exchange Commission (“SEC”) on March 19, 2015, is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Meeting. A copy of our Annual Report on Form 10-K and these proxy materials are available without charge at www.pgtproxy2015.com.

References to our website in this proxy statement are not intended to function as hyperlinks, and the information contained on our website is not intended to be incorporated into this proxy statement. These proxy materials are also available in print to stockholders without charge and upon request, addressed to PGT, Inc., 1070 Technology Drive, North Venice, Florida 34275, Attention: Secretary. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

May I propose actions for consideration at next year’s annual meeting of stockholders?

The Company’s bylaws provide that, in order for a stockholder to propose any matter for consideration at an annual meeting of the Company other than matters set forth in the Notice of Meeting such stockholder must have given timely prior written notice to the Corporate Secretary of the Company of such stockholder’s intention to bring such business before the meeting. To be timely for the 2016 Annual Meeting of Stockholders, notice must be received by the Company not later than February 21, 2016 nor earlier than January 22, 2016 (or if the meeting date for the 2015 annual meeting is not within thirty (30) days before or after the anniversary date of the prior year’s meeting, then not later than the tenth (10) day following the first to occur of the day on which the notice of the date of the meeting is mailed or public disclosure thereof is made). Such notice must contain certain information about such business and the stockholder who proposes to bring the business before the meeting, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the name and address of the stockholder, the class and number of shares of common stock owned beneficially or of record by such stockholder, any material interest of such stockholder in the business so proposed and a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the Meeting. If a proposal is not included in a proxy statement for the 2016 Annual Meeting of Stockholders, the proxies that management solicits for the meeting may exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 for inclusion in our proxy statement and form of proxy for our 2016 Annual Meeting of Stockholders must be received by us no later than December 29, 2015 and must comply with the requirements of the proxy rules promulgated by the SEC. Any proposals should be sent to:

PGT, INC. 1070 TECHNOLOGY DRIVE NORTH VENICE, FLORIDA 34275 ATTENTION: SECRETARY

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED, AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL ONE –
ELECTION OF DIRECTORS

There are currently seven members of our Board of Directors. Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Board is “classified,” which means it is divided into three classes of Directors based on the expiration of their terms. Under the classified Board arrangement, Directors are elected to terms that expire on the Annual Meeting date three years following the Annual Meeting at which they were elected, and the terms are “staggered” so that the terms of approximately one-third of the Directors expire each year. At the Meeting, our stockholders will elect two Directors to hold office until the 2018 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Accordingly, this Proposal One seeks the election of two Directors (Mr. Floyd F. Sherman, and Mr. Rodney Hershberger) whose terms expire in 2015.

The Board of Directors has nominated Mr. Sherman and Mr. Hershberger to serve again as Class III Directors until the 2018 annual meeting of stockholders and until their respective successors have been duly elected and qualified. Each nominee has consented to continue to serve as a director if elected at the Meeting. Should a nominee become unavailable to accept election as a Director, the persons named in the enclosed proxy will vote the shares that such proxy represents for the election of such other person as the Board of Directors may nominate. We have no reason to believe that any of the nominees will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF THE
TWO CLASS III DIRECTOR NOMINEES.

Set forth below is certain information concerning each nominee for election as a Director at the Meeting and each Director whose current term of office will continue after the Meeting. Each of our Directors brings to our Board a wealth of varied experience derived from service as executives, financial experts, subject experts and/or industry leaders. They also all bring extensive Board experience. Specific considerations considered by the Board in the process undertaken in searching for and recommending qualified Director candidates are described below under “Corporate Governance – Director Nomination Process - Policy Regarding Processes for Identifying and Evaluating Director Nominees”.  The specific individual qualifications, experience, and skills of each of our Directors that led to the conclusion that the individual should serve as a Director of ours in light of our business and structure are described in the following paragraphs, and we believe that such qualifications, experience, and skills contribute to the Board’s effectiveness as a whole.

Name	Age	Class and Position	Date Elected or Appointed Director
Alexander R. Castaldi*	65	Class I Director	2004
M. Joseph McHugh*	77	Class I Director	2006
William J. Morgan*	68	Class I Director	2007
Brett N. Milgrim*	46	Class II Director	2003
Richard D. Feintuch*	62	Class II Director	2006
Floyd F. Sherman *	75	Class III Director	2005
Rodney Hershberger	58	Class III Director	2004

* Denotes Director about whom the Board of Directors has made an affirmative determination regarding independence.

Class III – Nominees for Election of Directors with Terms Expiring in 2018

Floyd F. Sherman, Director. Mr. Sherman became a director in 2005. Since 2001, Mr. Sherman has served as Chief Executive Officer, and a director of Builders FirstSource, Inc., a leading supplier and manufacturer of structural and related building products for residential new construction. Before joining Builders FirstSource, Mr. Sherman spent 28 years at Triangle Pacific/Armstrong Flooring, the last nine of which he served as Chairman and Chief Executive Officer. Mr. Sherman has over 40 years of experience in the building products industry. A native of Kerhonkson, New York and a veteran of the U.S. Army, Mr. Sherman is a graduate of the New York State College of Forestry at Syracuse University. He also holds an M.B.A. degree from Georgia State University.  The Board understands that Mr. Sherman’s 40 years of experience in the building products industry provide him with the knowledge to make significant contributions to the development of the Company’s business strategy.

Rodney Hershberger, Chief Executive Officer and Chairman of the Board. Mr. Hershberger, a co-founder of PGT Industries, Inc., has served the Company for over 33 years. Mr. Hershberger was named President and Director in 2004 and became our Chief Executive Officer in March 2005. In 2003, Mr. Hershberger became Executive Vice President and Chief Operating Officer and oversaw the Company’s Florida and North Carolina operations, sales, marketing, and engineering groups. Previously, Mr. Hershberger led the manufacturing, transportation, and logistics operations in Florida and served as Vice President of Customer Service.  The Board recognizes Mr. Hershberger’s over 30 years of experience with the Company in the Florida market and the position of respect he has earned throughout the industry through his thoughtful and honest leadership and recognizes his knowledge, skills and reputation as driving great value to the Company and its stockholders.

CONTINUING DIRECTORS

Class I - Directors with Terms Expiring in 2016

Alexander R. Castaldi, Director. Mr. Castaldi became a director in 2004. Mr. Castaldi is a Managing Director of JLL Partners, Inc., which he joined in 2003, and was previously a Chief Financial Officer of three management buyout firms. He was most recently Executive Vice President, Chief Financial Officer and Administration Officer of Remington Products Company. Previously, Mr. Castaldi was Vice President and Chief Financial Officer at Uniroyal Chemical Company. From 1990 until 1995, he was Senior Vice President and Chief Financial Officer at Kendall International, Inc. During the 1980s, Mr. Castaldi was also Vice President, Controller of Duracell, Inc. and Uniroyal, Inc. Mr. Castaldi serves as a director of several companies, including Medical Card System, Inc., J. G. Wentworth, LLC, and Education Affiliates, Inc.  From 2004 to February 2006, Mr. Castaldi served as a director of Builders FirstSource, Inc. The Board recognizes the vast experience at the senior executive management level which Mr. Castaldi possesses and deems it to be of great value to the Company and its stockholders.

M. Joseph McHugh, Director.  Mr. McHugh became a director in 2006. Mr. McHugh served as President and Chief Operating Officer of Triangle Pacific Corp., a leading manufacturer of hardwood flooring and kitchen cabinets, until his retirement in 1998. Previously, Mr. McHugh held a variety of positions at Triangle Pacific in operations and finance, including Vice President — Finance and Treasurer, Executive Vice President — Finance and Administration, and Senior Executive Vice President. Prior to joining Triangle Pacific, Mr. McHugh served as Vice President — Corporate Finance at Eppler, Guerin & Turner, Inc., a large, regional investment banking and brokerage firm based in Dallas, TX, where he advised on initial public offerings, mergers and acquisitions, private placements and venture capital investments. The Board understands that Mr. McHugh’s great experience at the senior management level in finance and administration at various entities positions him to make valuable contributions to the Board in its oversight functions and also recognizes his qualifications as a “financial expert” on the Audit Committee.

William J. Morgan, Director.  Mr. Morgan became a director in 2007. Mr. Morgan is a retired partner of the accounting firm KPMG LLP (“KPMG”) where he served clients in the industrial and consumer market practices. From 2004 until 2006, he was the Chairman of KPMG’s Audit Quality Council and, from 2002 until 2006, he was a member of its Independence Disciplinary Committee.  Mr. Morgan was the Lead Partner for the Chairman’s 25 Partner Leadership Development Program, and continued through 2009 to provide services to KPMG as an independent consultant to its leadership development group and as Dean of the then current Chairman’s 25 Partner Leadership Development Program.  He previously served as the Managing Partner of the Stamford, Connecticut office and as a member of the Board of Directors for KPMG LLP and KPMG Americas.  Mr. Morgan is a member of the Board of Directors of Barnes Group, Inc. and is the Lead Director and Chairman of its Audit Committee and is also a member of the Executive and Corporate Governance Committees.  Mr. Morgan is also a member of the Board of Directors and Audit Committee of the J. G. Wentworth Company. The Board identified Mr. Morgan’s extensive experience in public accounting (39 years, 29 as a partner), where he worked closely with client management and audit committees on matters relating to accounting, auditing, control, corporate governance, and risk management, as providing significant value to the Company and its stockholders.  The Board also recognizes Mr. Morgan’s qualifications as a “financial expert” on the Audit Committee.

Class II - Directors with Terms Expiring in 2017

Brett N. Milgrim, Director. Mr. Milgrim became a director in 2003. Mr. Milgrim is a director of Builders FirstSource, Inc., and was a Managing Director of JLL Partners, Inc., which he joined in 1997, until his retirement in 2011.  The Board understands that Mr. Milgrim is extremely knowledgeable regarding all aspects of corporate finance and the capital markets, and this knowledge is of critical importance to the Company and its stockholders.

Richard D. Feintuch, Director.  Mr. Feintuch became a director in 2006. Mr. Feintuch was a partner of the law firm Wachtell, Lipton, Rosen & Katz from 1984 until his retirement in 2004, specializing in mergers and acquisitions, corporate finance, and the representation of creditors and debtors in large restructurings. Mr. Feintuch earned a B.S. in Economics from the Wharton School of the University of Pennsylvania and a J.D. from New York University School of Law.  The Board believes that Mr. Feintuch’s significant knowledge, and the experience he obtained as a partner of a leading international law firm, brings not only legal skills but practical know-how into the board room, and such skills are useful in the discussion and evaluation of all corporate affairs.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Board Purpose and Structure

The mission of the Board of Directors is to provide strategic guidance to the Company’s management, to monitor the performance and ethical behavior of the Company’s management, and to maximize the long-term financial return to the Company’s stockholders, while considering and appropriately balancing the interests of other stakeholders and constituencies. The Board is constituted of seven directors.

Mr. Hershberger serves as both the Company’s Chairman and its Chief Executive Officer, and the Board has not designated a lead independent director. The Board believes that currently there are a number of important advantages for the Company having the positions of Chairman and Chief Executive Officer held by the same person. Mr. Hershberger is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The Company’s independent directors bring experience, oversight and expertise from outside the Company and its industry, while the Chief Executive Officer brings Company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer currently promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly receives information regarding the Company’s credit, liquidity and operations from senior management. During its review of such information, the Board discusses, reviews and analyzes risks associated with each area, as well as risks associated with new business ventures and those relating to the Company’s executive compensation plans and arrangements. As a result of such discussion, review and analysis, and considering input from the Compensation Committee, the Board has determined that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company or its results. The Audit Committee oversees management of financial and compliance risks and potential conflicts of interest, and the entire Board of Directors is regularly informed through committee reports about such risks.

Director Independence

The Board of Directors applies standards in affirmatively determining whether a director is “independent,” in compliance with applicable SEC rules and the rules and listing standards of the NASDAQ Stock Market LLC (the “NASDAQ”).  The Board of Directors, in applying the above-referenced standards, has affirmatively determined that Messrs. Castaldi, Feintuch, McHugh, Milgrim, Morgan, and Sherman are “independent” Directors. As part of the Board’s process in making such determination, it also determined that each such Director has no other “material relationship” with the Company that could interfere with his ability to exercise independent judgment.

The Board of Directors includes one management director, Mr. Hershberger, who is the Chairman of the Board and the Company’s CEO.  The Board of Directors has determined that Mr. Hershberger is not independent under the rules and listing standards of NASDAQ.

As part of its annual evaluation of Director independence, the Board examined (among other things) whether any transactions or relationships exist currently (or existed during the past three years), between each independent director and the Company, its subsidiaries, affiliates, equity investors, or independent auditors and the nature of those relationships under the relevant NASDAQ and SEC standards. No transactions, relationships or arrangements, other than those described under “Certain Relationships and Related Transactions” were presented to, or considered by, the Board. The Board also examined whether there are (or have been within the past year) any transactions or relationships between each independent director and any executive officer of PGT or its affiliates. As a result of this evaluation, the Board has affirmatively determined that each independent director is independent under those criteria. Independent directors meet in regularly scheduled executive sessions outside the presence of other directors and management representatives. Interested parties, including stockholders, may communicate with the Chairman of the Board of Directors or the independent directors as a group through the process described in this Proxy Statement under the heading “Corporate Governance — Director Nomination Process - Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communication.”

Board Meetings and Attendance

In 2014, including both regularly scheduled and special meetings, our Board of Directors met a total of eight times, the Audit Committee met a total of seven times, and in addition to participating in numerous calls and various other interactions discussing compensation issues with members of management, other members of the Compensation Committee, and the Board of Directors, the Compensation Committee met three times. During 2014, six of the meetings of the Board of Directors were attended by all directors, one was attended by all but one director, and one was attended by all but two directors. Additionally, in 2014, all of the meetings of the Audit Committee were attended by all of the members of such committee and all of the meetings of the Compensation Committee were attended by all of the members of such committee. Pursuant to the PGT, Inc. Policy on Director Attendance at the Annual Meeting of Stockholders, which can be obtained without charge in the “Investor Relations” section of our Company website at www.pgtindustries.com under the heading “Corporate Governance,” all directors are strongly encouraged to attend the annual meeting in person. Any director who is unable to attend an annual meeting of stockholders is expected to notify the Chairman of the Board in advance of such meeting. All members of the Company’s Board of Directors attended our 2014 annual meeting of stockholders held on May 7, 2014, and, all members of the Company’s Board of Directors attended greater than three-quarters of the aggregate of the total meetings of the Board of Directors and the total meetings held by all committees on which each such director served.

Audit Committee

The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities with respect to the oversight of the accounting and financial reporting practices of PGT, including oversight of the integrity of our financial statements and compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, and the performance of our independent registered public accounting firm. The Audit Committee also reviews the adequacy of staff and management performance and procedures in connection with financial and disclosure controls, including our system to monitor and manage business risks and legal and ethical compliance programs. The Audit Committee also is charged with preparation of an audit committee report, retention and termination of our independent registered public accounting firm, annual review of the report of our independent registered public accounting firm, and discussion with our independent registered public accounting firm of the audited annual and unaudited quarterly financial statements of PGT and any audit problems or difficulties and management’s response thereto. The Audit Committee Charter can be obtained without charge in the “Investor Relations” section of our Company website at www.pgtindustries.com under the heading “Corporate Governance.”

The Audit Committee is comprised of three independent directors (as that term is defined by the NASDAQ listing standards and SEC regulations), Messrs. Feintuch, McHugh, and Morgan. Mr. McHugh serves as the Chairman of the Audit Committee. The Audit Committee met seven times during 2014. During each meeting, the Audit Committee met privately with the Company’s independent registered public accounting firm. The Board of Directors has: (i) affirmatively determined that all Audit Committee members are financially literate and possess “financial sophistication” as defined by the NASDAQ listing standards; (ii) has designated Messrs. McHugh and Morgan, as audit committee “financial experts” as defined by SEC rules; and (iii) determined that Messrs. Feintuch, McHugh, and Morgan meet the independence standards of both the SEC rules and the NASDAQ rules for Audit Committee members.

Compensation Committee

The Compensation Committee determines the compensation of our executive officers, including our Chief Executive Officer, President and Chief Financial Officer.  The Compensation Committee also reviews and reassesses the compensation paid to members of our Board for their service on our Board and Board committees and recommends any changes in compensation to the full Board for its approval. In addition, the Compensation Committee authorizes all stock option and other equity-based awards to employees and non-employee directors under our stock option and equity incentive plans. The Compensation Committee met three times in 2014, and members of such committee participated in numerous calls and various other interactions discussing compensation issues with members of management, compensation consultants, other members of the Compensation Committee, and the Board of Directors, as well as acting through unanimous written consent. For information about our compensation program, the role of the Compensation Committee and the engagement of compensation consultants in setting executive compensation, see “Executive Compensation - Compensation Discussion and Analysis.” The Compensation Committee charter can be obtained without charge in the “Investor Relations” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance.”

The Compensation Committee is comprised of three directors, Messrs. Castaldi, Feintuch, and Sherman, all of whom are independent directors (as that term is defined by the NASDAQ listing standards and SEC regulations). Mr. Castaldi serves as Chairman of the Compensation Committee.

Information on the Compensation of Directors

In 2014, except for Mr. Sherman, all non-management directors received the following annual compensation: (a) a cash retainer of $57,500; (b) restricted stock, the restrictions on which shall be scheduled to lapse on the first anniversary of the date of grant, granted at the beginning of each year of service as a director with a value at the time of issuance of approximately $57,500; (c) an annual cash retainer of $7,500 and $5,000 for service on the Audit Committee and Compensation Committee, respectively, and (d) reimbursement of reasonable travel expenses. Mr. Sherman received all other elements of the above compensation except for restricted stock, as Mr. Sherman is in the third and final year of vesting in stock options granted to him in May 2012 under our former director compensation arrangement.

No Material Proceedings

There were no material proceedings to which any of our directors, executive officers or affiliates, or any owner of record or beneficially of more than five percent of our common stock (or their associates), is a party adverse to the Company or its subsidiary or has a material interest adverse to the Company or its subsidiary.

CORPORATE GOVERNANCE

We are committed to conducting our business in a way that reflects the highest standards of legal and ethical conduct. We want to be a company of integrity and to be perceived as such by everyone who comes in contact with us. To that end, the Board of Directors has approved a comprehensive system of corporate governance documents. These documents meet or exceed the requirements established by the NASDAQ listing standards and by SEC rules and are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. These policies embody the principles, policies, processes, and practices followed by the Board, executive officers and employees in governing the Company, and serve as a flexible framework for sound corporate governance.

Code of Business Conduct and Ethics

Properly reflecting PGT’s desire and commitment to conducting business in the highest ethical and legal standards, on June 2, 2006, our Board of Directors adopted: (i) a Code of Business Conduct and Ethics that applies to the Company’s directors, officers and employees, (ii) a Supplemental Code of Ethics for our Chief Executive Officer, President, and Senior Financial Officers, and (iii) a Policy on Insider Trading. Our Compliance Committee, comprised of representatives from our Legal, Finance, and Human Resources departments, administers our Code of Business Conduct and Ethics, and our General Counsel administers our Supplemental Code of Ethics and our Policy on Insider Trading.

The Company’s Code of Business Conduct and Ethics includes provisions ranging from restrictions on gifts and respect for colleagues to conflicts of interest and fraud. The Company’s Policy on Insider Trading relates to the confidentiality of and prohibition on the use of material non-public information an employee may come to possess in the course of conducting the Company’s business. Upon employment with the Company, all employees are required to affirm in writing their acceptance of these codes. Copies of these codes can be obtained without charge in the “Investor Relations” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance” or by written request to the Company at the address appearing on the first page of this proxy statement to the attention of our Corporate Secretary.

Violations of our Supplemental Code of Ethics must be reported to the Audit Committee. Copies of the code and any waiver or amendment to such code can be obtained without charge in the “Investor Relations” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance” or by written request to the Company at the address appearing on the first page of this proxy statement to the attention of the Corporate Secretary.  There have been no waivers of, or amendments to, the code, and we are not aware of any violations of such code.

Our employees are encouraged to anonymously report any suspected violations of laws, regulations, unethical business practices, and/or the Code of Business Conduct and Ethics, via a web-based reporting system or a continuously monitored hotline.

In addition, within five business days of:  (i) any amendment to our Code of Business Conduct and Ethics or our Supplemental Code of Ethics, or (ii) the grant of any waiver, including an implicit waiver, from a provision of one of these policies to one of these officers that relates to one or more of the items set forth in Item 406(b) of Regulation S-K, we will provide information regarding any such amendment or waiver (including the nature of any waiver, the name of the person to whom the waiver was granted and the date of the waiver) in the “Investor Relations” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance.”  In addition, we will disclose any amendments and waivers to our Code of Business Conduct and Ethics and our Supplemental Code of Ethics as required by the listing standards of the NASDAQ Global Market.

Director Nomination Process

By-law Provisions for Stockholder Nominations for Director Candidates

PGT, Inc.’s By-laws provide that no director may be nominated by a stockholder for election at an annual meeting unless the stockholder (a) has delivered to the Corporate Secretary within the time limits described in the By-laws a written notice containing the information specified in the By-laws and (b) was a stockholder of record at the time such notice was delivered to the Corporate Secretary and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting. Accordingly, in order for a stockholder’s nomination of a person for election to the Board of Directors to be considered by the stockholders at the 2016 annual meeting in accordance with the Company’s By-laws, the required written notice must be received by our Corporate Secretary on or after January 22, 2016, but no later than February 21, 2016. Only individuals who are nominated in accordance with the procedures set forth in the By-laws are eligible to stand for election as directors at a meeting of stockholders and to serve as directors. A copy of the By-laws can be obtained without charge in the “Investor Relations” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance” or by written request to the Corporate Secretary, 1070 Technology Drive, North Venice, Florida 34275.

Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communication

The Board of Directors has adopted a Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communication which sets forth the process by which the Board will consider candidates for director recommended by stockholders in accordance with the Company’s By-laws. A current copy of the Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communication is available in the “Investor Relations” section of our Company website at www.pgtindustries.com in the section titled “Corporate Governance” or by written request to the Corporate Secretary, 1070 Technology Drive, North Venice, Florida 34275. To have a candidate considered by the Board, a stockholder must submit the recommendation in writing and must include the following information:

•	The name and record address of the stockholder and evidence of such stockholder’s ownership of the Company’s stock, including the class or series and number of shares owned;

•	Whether the stockholder intends to appear in person or by proxy at the meeting to make the nomination;

•	A description of all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is made;

•
The name, age, residence, business address and principal occupation of the candidate, the class or series and number of shares of Company stock, if any, owned beneficially or of record by the candidate, and the candidate’s consent to be named as a director if selected and nominated by the Board; and

•
Any other information relating to either the stockholder or the candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 1070 Technology Drive, North Venice, Florida 34275 and must be delivered to or mailed and received by the Corporate Secretary (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders, provided that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

The policy also describes the process for stockholders to send communications to the Board. Stockholders, and other interested parties, may contact any member (or all members) of the Board (including the non-management directors as a group, any Board committee or any chair of any such committee) by mail at the address below, electronically through the “Investor Relations” section of our Company’s website at www.pgtindustries.com in the section titled “Corporate Governance” by clicking on “Contact the Board,” or by calling the Company’s independent, toll-free Whistleblower Hotline at 877-483-7137. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 1070 Technology Drive, North Venice, Florida 34275. All communications received as set forth above will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent an appropriate message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Policy Regarding Processes for Identifying and Evaluating Director Nominees

Each member of our Board of Directors participates in the consideration of director nominees. The Board of Directors has adopted a Policy Regarding Processes for Identifying and Evaluating Director Nominees that describes the process followed by the Board to identify, evaluate, select and nominate director candidates. Rather than delegating the identification and evaluation of director nominees to a standing committee of three directors, and in recognition of the fact that six of the seven members of our Board of Directors are independent, the Board has determined that it is in the best interests of the Company and its stockholders to maintain a policy whereby all independent directors are directly and actively involved in the identification, evaluation and selection process. A copy of the Policy Regarding Processes for Identifying and Evaluating Director Nominees is available without charge in the “Investor Relations” section of our Company website at www.pgtindustries.com under the heading “Corporate Governance.”

The Board of Directors believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have a record and reputation for honest and ethical conduct in both his or her professional and personal activities. Nominees for director shall be those people who the Board believes, after taking into account, among other things, their skills, expertise, integrity, character, judgment, age, independence, corporate experience, length of service, conflicts of interest and commitments, including, among other things, service on the boards (or comparable governing bodies) of other public companies, private business companies, charities, civic bodies or similar organizations and other qualities, will enhance the Board’s ability to manage and direct, in an effective manner, the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and satisfy any independence requirements imposed by law, regulation or NASDAQ listing requirements.  While the Board of Directors has not adopted a formal policy with respect to diversity, our Board of Directors seeks directors who have a diversity of experience, expertise, viewpoints, skills, and specialized knowledge.

The Board will identify potential nominees by asking current directors and executive officers to notify the Board if they become aware of persons meeting the criterion described above or by engaging a firm or firms that specialize in identifying director candidates. The Board also will consider candidates recommended by stockholders as described above.

Auditor Services Pre-Approval Policy

The Audit Committee Charter, available in the “Investor Relations” section of our Company’s website at www.pgtindustries.com under the heading “Corporate Governance”, tasks the Audit Committee with the responsibility of appointing, compensating, retaining and overseeing the work of the Company’s independent registered public accounting firm, and defines the principles and procedures followed by the Audit Committee in overseeing the annual audit, quarterly reviews, financial reporting process and internal controls.

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for us by KPMG LLP prior to their engagement for such services. The Audit Committee has adopted a pre-approval policy pursuant to which the Audit Committee establishes detailed pre-approved categories of non-audit services that may be performed by KPMG LLP during the fiscal year, subject to dollar limitations set by the Audit Committee. For fiscal years ended 2013 and 2014, all of the fees paid to both KPMG LLP and E&Y LLP and corresponding services provided under the categories Audit Fees, Audit-Related Fees, and All Other Fees were pre-approved by the Audit Committee, and none of such fees were approved in reliance on the de minimis exception established by the SEC.

Procedures for Anonymous Reporting Regarding Accounting and Auditing Matters

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee also has established procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by our employees, and others, of concerns regarding accounting or auditing matters utilizing our confidential Whistleblower hotline, previously discussed.

PROPOSAL TWO –
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee appointed KPMG LLP, independent registered public accounting firm, to audit PGT’s fiscal 2015 consolidated financial statements. As a matter of good corporate governance, the Company’s stockholders will be requested to ratify the Audit Committee’s selection at the Meeting. KPMG LLP has audited PGT’s consolidated financial statements since 2014.

Although there is no requirement that KPMG LLP’s appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accounting firms if the stockholders choose not to ratify the appointment of KPMG LLP. A representative of KPMG LLP will be present at the Meeting, not to make a statement, but to be available to answer appropriate questions. The Audit Committee may terminate the appointment of KPMG LLP as our independent registered public accounting firm without the approval of the stockholders whenever the Audit Committee deems such termination appropriate.

KPMG LLP has affirmed that they are not aware of any relationships between KPMG LLP and the Company that may reasonably be thought to bear on their independence, specifically including, but not limited to, the fact that Mr. Morgan is a retired partner of KPMG, as disclosed in detail in Mr. Morgan’s biography under “Class I – Directors with Terms Expiring in 2016.”

The Audit Committee approves the annual audit fee of the Company’s independent auditors. The Audit Committee also establishes pre-approved limits for which the Company’s management may engage the Company’s independent auditors for specific services. Any work which exceeds these pre-approved limits in a quarter requires the advance approval of the Audit Committee. Each quarter, the Audit Committee reviews all work done by the independent auditors during the previous quarter.  All fees for fiscal 2014 were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE RATIFICATION OF
THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM.

PROPOSAL THREE –
APPROVAL OF PGT, INC. 2015 EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve the PGT, Inc. 2015 Employee Stock Purchase Plan (the “ESPP”) which will provide for the issuance of our common stock to eligible employees at a discount from the market price, thereby providing employees with the ability to acquire an equity interest in the Company. This will incentivize our employees and further align their interests with those of our stockholders.

Summary of PGT, Inc. 2015 Employee Stock Purchase Plan

The following is a summary of the material terms of the ESPP and does not describe of all the ESPP’s provisions. We urge you to read the complete text of the ESPP that is included as Appendix A to this proxy statement. Capitalized terms used in this summary that are not otherwise defined have the meanings given in the ESPP.

Purpose

The ESPP is intended to provide eligible employees of the Company, and its Subsidiaries, with an opportunity to share in the ownership of the Company by providing them with a convenient means to purchase shares of Common Stock through payroll deductions.

Eligibility

Each employee of the Company and its Subsidiaries shall be eligible to purchase shares of Common Stock in Offerings under this Plan, provided that no employee shall be eligible if such employee:

-	has not been employed for at least three (3) months as of the Offering Date for the Offering Period; or
-	is employed on a part-time basis (regularly scheduled to work less than 20 hours per week);
-	is employed only on a seasonal basis (customarily scheduled to work 5 or less months per years);
-	is a highly compensated employee (within the meaning of Section 414(q) of the Code) of the Company or any Subsidiary;
-
is eligible to receive annual grants of restricted shares or other share-based awards under the Company’s Long Term Incentive Plan or otherwise pursuant to the Company’s 2014 Omnibus Equity Incentive Plan; or

-
owns, at the beginning of an Offering Period, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Company stock, applying the rules of Code Section 424(d) in determining stock ownership.

Enrollment and Payment

An eligible employee shall become a Participant in the Plan for any Offering Period by completing and filing with the Company an Enrollment Form, including a payroll deduction authorization. Participants subject to the Policy on Insider Trading, filing of the Enrollment Form shall be subject to any applicable terms of such Policy on Insider Trading.

Each Participant shall choose a payroll deduction in a whole percentage from 1% to 10% of his or her Compensation, provided that the Participant’s total payroll deductions for the Offering Periods during any single calendar year shall not be more than $5,000, and the Participant’s total payroll deductions for any single Offering Period shall not be more than $1,250.

Purchase Price, Method of Purchase and Issuance of Shares

The price to Participants for each share to be purchased on any Purchase Date shall be the lesser of:

-	ninety percent (90%) of the prior 30 day average of the closing price for the Common Stock as of the Purchase Date, or
-	ninety percent (90%) of the closing price for the Common Stock on the Purchase Date.

On each Purchase Date, the Proceeds accumulated on behalf of each Participant during the Offering Period will be applied to purchase shares of Common Stock of the Company. These shares will be purchased directly from the Company.  Fractional shares may not be purchased on behalf of any Participants.

Shares purchased in an Offering under the Plan shall initially be issued in “book entry” form, and held by the Agent as custodian until such time as the Participant may request in writing that the shares of Common Stock in his or her account be distributed to the Participant.

Maximum Purchases

The maximum number of shares of Common Stock an eligible employee may purchase in any Offering Period shall be limited to shares with a total purchase price of $1,250.

Withdrawal From Offering

Subject to certain restrictions imposed by the Plan, a Participant may give written notice to the Company or any Subsidiary of his or her intent to revoke his or her election to participate in the current Offering under the Plan, reduce the amount of payroll deductions to 0% and withdraw the entire cash balance already accumulated on his or her behalf during the Offering Period. Such withdrawal will terminate the Participant’s right to purchase any shares of Common Stock under this Plan for that Offering Period.

No Rights as Shareholder

A Participant shall have no rights as a shareholder with respect to any shares of Common Stock offered to the Participant with respect to an Offering Period hereunder until the shares have been purchased on the on the Purchase Date for that Offering Period. In regard to shares paid for and in a Participant’s account, the Participant shall have all rights accruing to an owner of record of such shares, including voting rights and the right to receive dividends.

Termination of Employment

As soon as administratively practicable after the termination of a Participant’s employment with a Subsidiary or Company for any reason other than death, the Participant’s Proceeds accumulated during the Offering Period in which his employment terminated will be refunded, and any shares of Common Stock held on the Participant’s behalf by the Agent will be distributed in kind.

Authorized Shares; Change in Corporate Structure and Capitalization

Subject to adjustment upon changes in the capitalization of the Company as set forth below, the maximum number of shares of Common Stock which shall be made available for purchase under this Plan shall be limited by the number of shares of Common Stock available for issuance pursuant to the Company’s 2014 Omnibus Equity Incentive Plan. Additionally, no more than 50,000 shares of Common Stock shall be issued pursuant to the Plan in any calendar quarter.

In the event of any change in the number of outstanding shares of Common Stock by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares, or any other change in the corporate structure or shares of stock of the Company, the Board of Directors will make an appropriate adjustment, in accordance with applicable provisions of the Code and law, in the number and kind of shares which may be offered under the Plan, both in the aggregate and as to each Participant, the number of shares then subject to offerings theretofore made, and the price of shares offered under the Plan.

Securities Laws

The Company shall not be obligated to issue any Common Stock pursuant to the Plan at any time when the shares have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company or the Board of Directors deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Further, all Common Stock acquired pursuant to the Plan shall be subject to, and may be sold only in a manner consistent with any policies concerning compliance with securities laws and insider trading, as the same may be implemented from time to time.

For any Participant subject to the Company’s Policy on Insider Trading, all elections made by the Participant under this Plan must comply with the terms and conditions imposed by such Policy on Insider Trading, including any revocation of terms which would bar an election to enroll in an Offering under the Plan pursuant to Section 4, or such an election to participate in an Offering pursuant to Section 8, during a blackout period established under the Policy on Insider Trading.

Administration

The Plan shall be administered by the Compensation Committee of the Board of Directors, or to other committee which may be appointed by the Board for this purpose (the “Committee”). The interpretation and construction of any provision of the Plan, and the adoption of rules for administering the Plan, shall be made by the Committee.

The Committee shall have the right to appoint, in its discretion, any entity or person to serve as the Agent, and to delegate to them certain functions or services to be performed in connection with Plan administration, and to name successors.

The Agent will deliver to each Participant, by mail or by electronic delivery, a quarterly statement showing the number of shares of Common Stock held beneficially for the Participant, the amount of cash in the Participant’s Proceeds account, and any purchases of shares in the Offering Period that closed during the calendar quarter reflected in the statement.

Amendment and Termination

The Board of Directors may at any time terminate or amend the Plan, provided that no amendment may be made without approval of the shareholders of the Company if such amendment would increase the number of shares which may be available under the Plan, except by operation of Section 14B of the Plan.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income taxation consequences to the Corporation and those Participants subject to U.S. taxation with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state, or foreign jurisdiction in which a Participant may reside.

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423. Under such an arrangement, no taxable income will be recognized by a Participant, and no deductions will be allowable to the Corporation, upon either the grant or the exercise of options to purchase shares of the Common Stock under the ESPP. Taxable income will not be recognized until: (i) there is a sale or other disposition of the shares acquired under the ESPP; or (ii) the Participant dies while still owning the purchased shares.

If a Participant sells or otherwise disposes of the purchased shares within two years after the beginning of the Offering Period in which such shares were acquired or within one year after the Purchase Date, the Participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the Purchase Date exceeded the Purchase Price paid for those shares, and the Corporation will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The Participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate Purchase Price for those shares and the ordinary income recognized in connection with their acquisition.

If a Participant sells or otherwise disposes of the purchased shares more than two years after the beginning of the Offering Period in which such shares were acquired and more than one year after the Purchase Date, the Participant will recognize ordinary income in the year of sale or disposition equal to the lower of: (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the Purchase Price paid for those shares; or (ii) 10% of the closing market price on the Purchase Date. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Corporation will not be entitled to an income tax deduction with respect to such disposition.

If a Participant still owns the purchased shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of: (i) the amount by which the fair market value of the shares on the date of death exceeds the Purchase Price; or (ii) 10% of the closing market e price of the shares on the Purchase Date on which those shares were acquired.

Legal Status of Plan

This Plan and rights to purchase shares of Common Stock under this Plan shall be governed by the laws of the state of Delaware. This Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.  This Plan is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended.

Stockholder Approval

This Plan was approved by the Board of Directors of the Company on February 3, 2015 and the effectiveness of this Plan is subject to its approval by the Company’s stockholders at the 2015 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE APPROVAL OF
THE PGT, INC. 2015 EMPLOYEE STOCK PURCHASE PLAN

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 20, 2015, unless otherwise noted, for (a) each person who is known by us to own beneficially more than 5% of our common stock, (b) each of our current and incumbent directors named above, (c) each of our Named Executive Officers named in the Summary Compensation Table below, and (d) all of our directors and executive officers as a group.

The percentages of shares provided in the table are based on 48,085,917 voting shares as of April 20, 2015. Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon the exercise of options that are exercisable within 60 days of April 20, 2015, are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned		Percentage of Voting Shares

Beneficial Owners of More Than 5%:
Columbia Wanger Asset Management, LLC	4,794,300	(2)	10.0%
BlackRock, Inc.	3,556,189	(3)	7.4%
Renaissance Technologies Holdings Corporation	2,810,029	(4)	5.8%

Non-Employee Directors and Nominees:
Alexander R. Castaldi	109,579		*
Richard D. Feintuch	232,192	(5)	*
M. Joseph McHugh	204,472	(6)	*
Brent N. Milgrim	67,706		*
William J. Morgan	126,799	(7)	*
Floyd F. Sherman	110,805	(8)	*

Named Executive Officers:
Rodney Hershberger	1,928,870	(9)	4.0%
Jeffrey T. Jackson	551,240	(10)	1.1%
Mario Ferrucci III	112,491	(11)	*
Deborah L. LaPinska	388,931	(12)	*
Bradley West	117,929	(13)	*

Directors and executive officers as a group	5,195,319	(14)	10.8%

* Percentage does not exceed one percent of the total shares eligible to vote.

(1) Unless otherwise indicated, the business address of each person is PGT, Inc., 1070 Technology Drive, North Venice, Florida, 34275.
(2) The information reported is based on a Schedule 13G/A (Amendment No. 1) filed February 11, 2015, with the SEC, in which Columbia Wanger Asset Management LLC reported that at December 31, 2014, it had sole dispositive power over 4,794,300 shares and sole voting power over 4,410,300 shares.  The principal business address of Columbia Wanger Asset Management LLC is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(3) The information reported is based on a Schedule 13G/A (Amendment No. 2) filed January 26, 2015, with the SEC, in which BlackRock, Inc. reported that at December 31, 2014, it had sole dispositive power over 3,556,189 shares and sole voting power over 3,465,482 shares.  The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.

(4) The information reported is based on a Schedule 13G/A (Amendment No. 1) filed February 12, 2015, with the SEC, in which Renaissance Technologies Holdings Corporation reported that at December 31, 2014, it had sole dispositive and voting power over 2,810,029 shares.  The principal business address of Renaissance Technologies Holdings Corporation is 800 Third Avenue, New York, New York 10022.

(5) Includes options outstanding to acquire 201,154 shares of common stock exercisable currently or within 60 days of April 20, 2015.
(6) Includes options outstanding to acquire 158,601 shares of common stock exercisable currently or within 60 days of April 20, 2015.
(7) Includes options outstanding to acquire 91,395 shares of common stock exercisable currently or within 60 days of April 20, 2015.
(8) Includes options outstanding to acquire 110,805 shares of common stock exercisable currently or within 60 days of April 20, 2015.
(9) Includes options outstanding to acquire 1,063,907 shares of common stock exercisable currently or within 60 days of April 20, 2015.
(10) Includes options outstanding to acquire 493,880 shares of common stock exercisable currently or within 60 days of April 20, 2015.
(11) Includes options outstanding to acquire 71,872 shares of common stock exercisable currently or within 60 days of April 20, 2015.
(12) Includes options outstanding to acquire 358,808 shares of common stock exercisable currently or within 60 days of April 20, 2015.
(13) Includes options outstanding to acquire 102,411 shares of common stock exercisable currently or within 60 days of April 20, 2015.
(14) This group is comprised of 14 individuals. Includes options outstanding to acquire 3,577,901 shares of common stock by all current directors and executive officers exercisable currently or within 60 days of April 20, 2015.

We know of no arrangements, the operation of which may at a subsequent date result in the change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of the Company’s equity securities. Executive officers, directors, and beneficial owners of greater than 10% of our securities are required by SEC regulations to provide us with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to us and written representations from our executive officers and directors that no other reports were required, we believe that through January 3, 2015, all of our executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except that one required Form 4 for Mr. David McCutcheon, our Vice President of Logistics, was not timely filed.

EXECUTIVE COMPENSATION –
COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our goal in establishing the executive compensation structure is to attract, retain and reward key leaders who drive both near-term and long-term value for our stockholders.  Our compensation structure is designed to reward leadership skills, operating performance and financial accomplishments. We also believe that successful compensation programs for executive officers and other key employees, including the Named Executive Officers, must further the following primary objectives, which are to:

•	ensure employee interests are aligned with the enhancement of stockholder value;
•	attract and retain quality leaders;
•	reward consistent and superior performance for exemplary company and individual performance; and
•	provide incentives to enhance future performance and increased levels of responsibility.

All compensation policies and decisions are designed to reward employees, including the Named Executive Officers, who demonstrate the capacity to make significant contributions to our operational, financial and competitive performance, thereby furthering the first primary objective referred to above.  Key factors to increase or decrease compensation includes:

•	the nature, scope and level of the individual’s responsibilities;
•	our overall performance and profitability, which we primarily measure by net sales, EBITDA, and return on operating investment;
•	our long-term stock price performance and total return to stockholders; and
•	the employee’s performance compared to goals and objectives.

At the 2013 annual meeting, more than 99% of the votes present were cast in favor of the advisory resolution on our executive compensation. At the 2014 annual meeting, 95% of the votes cast were in favor of the proposal to approve the 2014 Omnibus Equity Incentive Plan. We believe this indicates stockholder confidence in our compensation programs. In addition, at the 2013 annual meeting, stockholders voted to approve a triennial holding of the advisory vote on the Company’s executive compensation. Accordingly, the Company will hold future, non-binding, advisory votes on executive compensation on a triennial basis until the next required non-binding, advisory vote on the frequency of the advisory vote on executive compensation. The Compensation Committee of the Board of Directors (“Compensation Committee”) will continue to consider the results of future advisory votes on executive compensation when making future decisions regarding the structure and implementation of our executive compensation program.

Roles and Responsibilities

The Compensation Committee has the primary responsibility for assisting the Board in the development, evaluation, and approval of our executive compensation programs. Our Chief Executive Officer and our President assist the Compensation Committee in administering our compensation programs. Matters considered by the Compensation Committee include, but are not limited to, competitive market information, current industry trends, compensation practices and guidelines, and, in years when the Compensation Committee engages a consultant, research by an independent compensation consultant. In general, the roles are discussed below; additional details regarding the roles of each are discussed throughout this Compensation Discussion and Analysis section.

Compensation Committee - Our Compensation Committee was formed in 2007. Until the Compensation Committee was formed, the Board maintained direct authority and responsibility for the review, evaluation and approval of the compensation structure and level for all of our executive officers. The Compensation Committee’s primary responsibilities include: (1) establishing, in consultation with management, the Company’s general compensation and incentive philosophy; (2) establishing, reviewing and recommending approval of each Executive Officer’s annual compensation, and evaluating his/her performance in light of the goals and objectives of the Company’s executive compensation plans, (3) evaluating the appropriate level of compensation for Board and committee service by members of the Board, (4) reviewing incentive compensation programs to ensure unnecessary risk is not encouraged, and (5) overseeing the long-term incentive plan, the annual cash incentive plan and any other equity-based awards.

Management - In collaboration with the Compensation Committee and considering information provided by the compensation consultant, in years when one is retained by the Compensation Committee, our Chief Executive Officer and our President coordinate the review of the compensation programs for senior management, including certain Named Executive Officers. Such review includes an evaluation of individual and Company performance, competitive practices and trends, and various compensation issues. Based on the outcomes of this review, our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of each of the Named Executive Officers, other than the Chief Executive Officer.

Our senior leadership team (which includes representation from each of the Company’s major functional areas) sets our strategic business and operational objectives and strives to design and develop compensation programs that motivate leadership behaviors consistent with such objectives.

Compensation Consultant - In the first quarter of 2014, the Compensation Committee retained the services of Towers Watson (“Towers”), a compensation consultant, to assist in evaluating and discussing various aspects of our compensation structure. The Compensation Committee requested assistance and advice in connection with: (i) various options for a Long-Term Incentive Plan (“LTIP”) design; (ii) target grants for various members of management, including each of the Named Executive Officers, under such LTIP; and (iii) the level and form of compensation for members of our Board of Directors. Towers attended meetings with our Compensation Committee and management as needed and utilized a group of peer companies in recommending an appropriate structure for an LTIP, including specific recommendations in connection with various elements of such a plan through which the interests of management are directly aligned with those of our stockholders. Additionally, Towers provided advice regarding target grants for members of management based on research and analysis of practices of certain peer companies, as well as various forms of compensation, and levels thereof, provided to members of the Board of Directors. Towers did not provide any other services to the Company, and the Compensation Committee confirmed Towers’ ability to provide independent advice to the Compensation Committee.

Use of Peer Group Data

Compensation to our Named Executive Officers is intended to be competitive with that of similar companies. As part of our assessment, we look to the compensation paid to individuals with similar responsibilities at peer companies.  Because peer selection is somewhat difficult due to the lack of publicly-traded companies with which we compete and the lack of available data for privately-held competitors, we also consider compensation levels within our relevant labor market to ensure that PGT’s compensation arrangements are in line with companies of its size.

Based on our assessment, we believe our total direct annual compensation to senior management (including our Named Executive Officers), comprised of total cash compensation and the annualized expected value of long-term incentive awards is generally at or below the level of total direct compensation for our peer group.

However, for purposes of determining appropriate levels of certain aspects of executive compensation for our Named Executive Officers, we have also compared base salaries, annual bonus targets and longer-term incentive targets against the median levels of such compensation elements at a selected peer group of similarly situated companies. Following are the most relevant companies included in our most recent peer group which were selected for a variety of reasons which included industry, revenue size, investor comparisons, and competition for talent:

                      Trex Company                                     Eagle Materials, Inc.
                          AAON                                                  American Woodmark Corp.
                      Gibraltar Industries, Inc.                    Simpson MFG
                      Ply Gem Industries, Inc.                    Atrium Companies, Inc.

Additionally, based on our assessment we do not believe our compensation programs encourage excessive risk-taking, nor do we believe that they are reasonably likely to have a material adverse effect on our Company.

Compensation Actions for 2014

When evaluating and setting the 2014 executive compensation relative to our performance, the Compensation Committee, the Chief Executive Officer and the President took into account the economic environment in which we are currently operating, the state of the housing market, unemployment rates both nationally and in the Company’s core markets, the national credit crisis, and sensitivity regarding executive pay. We believe our programs have a balanced approach and properly reflect our views that, in challenging times, senior management, including the Named Executive Officers, should sacrifice in the interest of the Company with the expectation that, in more profitable years, such sacrifices will be rewarded.  This philosophy is evidenced by the fact that in fiscal years 2009, 2010, 2011, and 2012, excluding increases in connection with acquiring significant additional responsibilities, none of our Named Executive Officers received a base salary increase. Actions such as these helped strengthen our financial position and positioned us to compete more effectively in the long-term.

Compensation Elements We Used in 2014

The following items summarize the essential elements used as compensation tools to reward and retain our Named Executive Officers during fiscal 2014:

•
Annual Base Salary.  Base salaries for our executives depend on the scope of their responsibilities and performance.  Our objectives are to target annual base salary at the median level and to make it competitive, when taken in conjunction with the other compensatory elements;

•	Annual Cash Incentive Plan. For each executive, we use annual cash bonuses for the achievement of annual company and individual performance objectives;

•
Executive Benefits and Perquisites.  As the Company seeks to maintain a classless culture in our facilities and operations, our executive compensation program remains relatively free of executive benefits and perquisites. Such benefits and perquisites which do exist, however, are described below; and

•
Long-Term Incentive Plan.  Our long-term incentive program is designed to recognize leadership accomplishments, scope of responsibilities and performance, retain our executives and align their interest with long-term stockholder value. We grant restricted stock to effectively focus our executives on delivering long-term value for PGT and its stockholders.

Annual Base Salary

Our Compensation Committee separately considers the salary and bonus of our Chief Executive Officer.  In determining his annual compensation, our Compensation Committee considers the highly competitive industry in which we operate and the unique experience he brings to the position as well as his contributions to our long-term performance.

For our other Named Executive Officers, our Chief Executive Officer provides our Compensation Committee with recommendations regarding compensation.  Our Compensation Committee reviews such recommendations and approves annual compensation for Named Executive Officers, consisting of base salary and target bonus (discussed below), on an annual basis.  Our Compensation Committee may request additional information and analysis and ultimately determines in its discretion, based on its own analysis and judgment and the recommendations of the Chief Executive Officer, whether to approve any recommended changes in compensation.

Our goal is to pay each Named Executive Officer a base salary sufficient to remain competitive in the market. See the “Summary Compensation Table” for a listing of our Named Executive Officers.  At the end of fiscal 2014, Mr. Hershberger’s base salary was $468,000 per year, Mr. Jackson’s base salary was $420,000 per year, Mr. Ferrucci’s base salary was $227,000 per year, Mrs. LaPinska’s base salary was $205,000 per year, and Mr. West’s base salary was $200,000 per year. These amounts are per 52-week year.  As a result of 2014 being a 53-week fiscal year for the Company, each Named Executive Officer’s base salary per year for determining their target bonus amount under the 2014 Annual Incentive Plan was slightly higher than these stated amounts. Such base salaries reflect raises which were based on Company performance measured in terms of top-line sales, market share gains, and earnings, as well as increased responsibility in the case of certain of the Named Executive Officers, and all such raises were approved by the Compensation Committee. Base salary paid to the Named Executive Officers in 2014 constituted approximately the following percentages of their total compensation as set forth in the Summary Compensation Table:  Mr. Hershberger: 32%; Mr. Jackson: 44%; Mr. Ferrucci: 59%; Mrs. LaPinska: 59%; and, Mr. West: 60%.

Annual Cash Incentive Plan

In order to provide incentives for future annual performance, we believe that a substantial portion of each Named Executive Officer’s total potential compensation should be in the form of a bonus, the amount of which is based upon both individual and Company performance. Accordingly, our policy is to allocate an amount equal to a target range of 40% to 100% of a Named Executive Officer’s annual base salary to performance based cash bonus awards. The target percentage of each Named Executive Officer’s annual base salary is determined by comparing the total annual cash compensation, including cash incentives, paid to individuals with similar responsibilities at peer companies, to the Named Executive Officer’s annual base salary.

Our Board of Directors established annual cash bonus targets as a percentage of salary under the 2014 Annual Incentive Plan (“2014 AIP”) for each Named Executive Officer.  As a percentage of base salary, these targets were 100% for Mr. Hershberger, 75% for Mr. Jackson for the period during 2014 that he was Executive Vice President and Chief Financial Officer, and 100% for the period during 2014 after becoming President and Chief Operating Officer, 40% for Mr. Ferrucci, 40% for Mrs. LaPinska, and 40% for Mr. West. The performance goals for the 2014 AIP represented 100% of the total target payout. The 2014 AIP did not include a discretionary portion as in certain prior years. The performance goals for 2014 were based on Net Sales, EBITDA (calculated consistent with our credit agreement covenants and adjusted downward by management with approval by the Board of Director to properly reflect the Company’s operational performance) and Return on Operating Investment, respectively.

The table below provides a summary of the Company’s performance results of the 2014 AIP comparing target to actual performance measure results (dollars in millions):

Performance Measure	Percentage	Minimum Performance Measure	Target Performance Measure	200% Level Performance Measure	Actual Performance Results (1)	Performance Rating
		50%	100%	200%
Net Sales	30%	$250.0	$275.0	$316.6	$293.1	122%
EBITDA	50%	$41.6	$50.1	$64.2	42.6(2)	56%
ROOI	20%	21.7%	26.8%	36.1%	20.9%	0%
	75%					64.5%
(1) Actual performance excludes the effects of the acquisition consummated by the Company in September 2014.
(2) Represents EBITDA, calculated consistent with our credit agreement covenants and adjusted downward by management with approval by the Board of Directors to properly reflect the Company's operational performance in 2014.

The table below provides a summary of each Named Executive Officer’s bonus payment under the 2014 AIP:

		Company Performance
	2014 Target Bonus Amount (1)	Rating	Rating Multiplied By Target Bonus
Rodney Hershberger	$471,212	64.5%	$304,482
Jeffrey T. Jackson	$341,971	64.5%	$220,584
Mario Ferrucci III	$92,131	64.5%	$59,466
Deborah L. LaPinska	$83,249	64.5%	$53,729
Bradley West	$78,346	64.5%	$50,660
(1) Includes the effect of 2014 being a 53-week fiscal year.

All of the 2014 AIP was paid out in February 2015. All employees of the Company who participated in the 2014 AIP were awarded payments, including the Named Executive Officers.

On January 28, 2015, the Compensation Committee unanimously approved the 2015 AIP, and on February 3, 2015, our Board of Directors unanimously ratified approval of the 2015 AIP. The 2015 AIP established annual cash bonus targets as a percentage of salary for each Named Executive Officer. As a percentage of base salary, these targets are currently 100% for Mr. Hershberger, 100% for Mr. Jackson, 45% for Mr. Ferrucci, 45% for Mrs. LaPinska, and 45% for Mr. West are:

•	30% based on Net Sales,
•	50% based on EBITDA,
•	20% based on EBITDA as a percentage of Net Sales.

If PGT achieves less than 100% of its target for Net Sales, EBITDA, or EBITDA as a percentage of Net Sales (each as calculated consistent with our credit agreement covenants, as adjusted by management, with approval by the Board of Directors), the corresponding percentage of the opportunity based on such respective measurement will be reduced accordingly. Conversely, if PGT achieves greater than 100% of its target for Net Sales, EBITDA, or EBITDA as a percentage of Net Sales, the corresponding percentage of the opportunity based on such respective measurement will be increased. Specific targets, for each of the above, are set annually so they can only be achieved through performance that exceeds that which is generally expected in the current economic and industrial environment. As such, Company-wide performance at these targeted levels, which is required for an Executive Officer to obtain his/her target annual cash bonus, is challenging.

Long-Term Incentive Plan

We believe the best way to align the interests of the senior leaders, including all of the Named Executive Officers, and our stockholders are for such leaders to own a meaningful amount of our common stock. Long-term incentive compensation, rather than reflecting a single year’s results, is intended to reward performance over the long-term. Our practice had been to structure this long-term incentive compensation in the form of options. However, after considering various ways of structuring long-term incentives, and in order to reach the objective stated above as well as to help attract and retain qualified executives, in 2014, our Compensation Committee approved a Long-Term Incentive Plan for 2014 (2014 LTIP), and on March 4, 2014, we granted equity-based awards to senior leaders, including all of the Named Executive Officers.

Our Board of Directors established long-term incentive compensation targets for 2014 as a percentage of salary under the 2014 LTIP for each Named Executive Officer.  As a percentage of base salary, these targets were 150% for Mr. Hershberger, 75% for Mr. Jackson, 40% for Mrs. LaPinska, 40% for Mr. Ferrucci, and 40% for Mr. West. The 2014 LTIP awards were comprised fully of restricted stock, half of which were a fixed quantity and vest in equal amounts over a three-year period on the first, second and third anniversary dates of the award. The other half were subject to performance criteria, that provided for a graded awarding of shares based on the percentage by which the Company met earnings before interest and taxes, as defined, in our 2014 business plan. The percentages, ranging from less than 80% to greater than 120%, provided for the awarding of shares ranging from none, to 150% of the initial number of shares awarded and vest in equal amounts on the second and third anniversary dates of the measurement date, defined in the award as the date of the filing of the Company’s Annual Report on Form 10-K for our 2014 fiscal year, which was filed on March 19, 2015. The grant date fair value of the 2014 LTIP on March 4, 2014 was $11.81 per share, representing the prior day’s closing share price of our common stock. The following table sets forth the 2014 LTIP amounts by named executive in grant date fair value and shares awarded for both the fixed and performance portions of the award:

	2014 LTIP			Fixed LTIP		Performance LTIP
	$	Grant Date Fair Value/Shr	Shares	$	Shares	$	Shares
Rodney Hershberger	$702,000	$11.81	59,442	$351,000	29,721	$351,000	29,721
Jeffrey T. Jackson	$285,000	$11.81	24,132	$142,500	12,066	$142,500	12,066
Mario Ferrucci III	$90,800	$11.81	7,688	$45,400	3,844	$45,400	3,844
Deborah L. LaPinska	$82,000	$11.81	6,944	$41,000	3,472	$41,000	3,472
Bradley West	$74,000	$11.81	6,266	$37,000	3,133	$37,000	3,133

The following table sets forth the threshold, target and maximum under the 2014 LTIP by named executive officer in grant date fair value and shares for the performance portion of the award:

	Threshhold		Target		Maximum
Performance(1)	80%		100%		120%
Awarded Shares(1)	50%		100%		150%
	Grant Date Fair Value in $	Grant Date Fair Value in Shares	Grant Date Fair Value in $	Grant Date Fair Value in Shares	Grant Date Fair Value in $	Grant Date Fair Value in Shares
Rodney Hershberger	$175,500	14,860	$351,000	29,721	$526,500	44,582
Jeffrey T. Jackson	$71,250	6,033	$142,500	12,066	$213,750	18,099
Mario Ferrucci III	$22,700	1,922	$45,400	3,844	$68,100	5,766
Deborah L. LaPinska	$20,500	1,736	$41,000	3,472	$61,500	5,208
Bradley West	$18,500	1,566	$37,000	3,133	$55,500	4,700
(1) For every 1% above Threshhold Performance of 80% achieved, up to Maximum Performance of 120% of Target Performance of 100%, the number of Awarded Shares increases by 2.5%, from Threshhold Awarded Shares of 50%, up to Maximum Awarded Shares of 150% of the Target Awarded Shares of 100%. If actual performance is less than 80% of Target Performance, no shares will be awarded.

The table below provides a summary of the Company’s performance results of the 2014 LTIP comparing target to actual performance measure results (dollars in millions):

Performance Measure	Threshhold Performance Measure	Target Performance Measure	Maximum Performance Measure	Actual Performance Results(1)(3)	Awarded Shares as % of Target
	80%	100%	120%	83%	57.5%
EBIT(2)	$35.5	$44.4	$53.3	$36.7
(1) Actual performance excludes the effects of the acquisition consummated by the Company in 2014.
(2) Represents EBIT, as adjusted by management, and approved by the Board of Directors, to properly reflect the Company's operational performance in 2014.
(3) For every 1% above Threshhold Performance of 80% achieved, up to Maximum Performance of 120% of Target Performance of 100%, the number of Awarded Shares increases by 2.5%, from Threshhold Awarded Shares of 50%, up to Maximum Awarded Shares of 150% of the Target Awarded Shares of 100%.

The following table provides a summary of each Names Executive Officer’s award, in both grant date fair value and shares, under the 2014 LTIP:

	2014 Performance LTIP Amount in Shares	Awarded Shares as % of Target	2014 Performance LTIP Awarded Shares		2014 Performance LTIP Award in $
				Grant Date Fair Value
Rodney Hershberger	29,721	57.5%	17,089	$11.81	$201,821
Jeffrey T. Jackson	12,066	57.5%	6,938	$11.81	$81,938
Mario Ferrucci III	3,844	57.5%	2,210	$11.81	$26,100
Deborah L. LaPinska	3,472	57.5%	1,996	$11.81	$23,573
Bradley West	3,133	57.5%	1,801	$11.81	$21,270

The Compensation Committee periodically reviews the AIP and LTIP performance goals in light of changes in the Company’s strategy, industry-specific market conditions, and general economic conditions to determine whether or not the performance measures remain appropriate to properly motivate participants.

Executive Benefits and Perquisites

Our executive compensation program remains relatively free of fringe benefits and perquisites. Generally, benefits and perquisites available to executive officers are available to all employees on similar terms. However, only executive officers and certain of their direct reports are currently eligible to participate in the Company’s LTIP.

The Company does not provide its executive officers separate dining or other facilities, company cars, club dues, or other similar perquisites. Company provided air travel for executive officers is for business purposes only. The Company’s use of non-commercial aircraft on a rental basis is limited to appropriate business-only travel. The Company’s health care, insurance, 401(k) plan, and other welfare and employee-benefit programs are substantially the same for all eligible employees, including the Named Executive Officers. Additionally, the Company does, within certain limits, provide our products free of charge to executive officers and certain of their direct reports for installation in their respective primary residences. The Company does not, however, pay for the cost of installing such product.

The value of benefits and perquisites provided are presented in the “All Other Compensation” column (and described in the related footnotes) of the “Summary Compensation Table”.

Other Compensation

Retirement/Post-Employment Benefits.  The Company does not provide any retirement programs, pension benefits or deferred compensation plans to its Named Executive Officers other than its 401(k) plan, which is available to all employees.

Summary Compensation Table

						Non-Equity
						Incentive
				Equity Awards(2)		Plan
				Stock	Option	Compen-	All Other
Name and Position	Year(1)	Salary	Bonus	Awards(3)	Awards	sation(4)	Compensation		Total
Rodney Hershberger	2014	$471,212	$-	$702,000	$-	$304,482	$17,924	(6)	$1,495,618
Chairman and Chief	2013	403,750	-	-	-	606,047	11,625	(7)	1,021,422
Executive Officer	2012	360,000	-	-	-	529,920	2,700		892,620

Jeffrey T. Jackson	2014	397,981	-	285,000	-	220,584	7,800		911,365
President and Chief	2013	330,289	-	-	-	371,833	9,571		711,693
Operating Officer	2012	300,000	-	-	-	342,450	2,250		644,700

Mario Ferrucci III	2014	230,328	-	90,800	-	59,466	6,721		387,315
Vice President and	2013	217,894	-	-	-	130,828	6,505		355,227
General Counsel	2012	215,000	-	-	-	126,592	1,613		343,205

Deborah L. LaPinska	2014	208,122	-	82,000	-	53,729	6,080		349,931
Vice President of	2013	197,625	-	-	-	113,915	10,301	(8)	321,841
Human Resources	2012	195,000	-	-	-	114,816	1,463		311,279

Bradley West (5)	2014	195,865	-	74,000	-	50,660	6,191		326,716
Vice President and
Chief Financial Officer

(1) The year of 2014 was composed of 53 weeks. The years of 2013 and 2012 were composed of 52 weeks.

(2) Amounts shown reflect the aggregate grant date fair value of stock awards and option awards granted during the reported fiscal year, computed in accordance with FASB ASC Topic 718. The stock awards represent grants of restricted stock the values of which are calculated using (a) the number of shares awarded as of the grant date and (b) the market value of the stock on the date awarded. The options awards represent grants of stock options the values of which are calculated using (a) the number of options awarded as of the grant date and (b) the fair value of the option per the Black-Scholes method of stock option valuation. The grant date fair values are based on the accounting assumptions included in Note 16 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended January 3, 2015 filed with the Securities and Exchange Commission on March 19, 2015.

(3) Reflects annual equity incentive awards granted under the 2014 Long-Term Incentive Plan. For information regarding our 2014 Long-Term Incentive Plan, see the discussion in “Executive Compensation — Compensation Discussion and Analysis - Long-Term Equity-Based Incentives”. See the table titled "Grants of Plan-Based Awards in 2014" under the columns titled "Estimated Future Payouts in Shares Under Equity Incentive Plan Awards - Target" and "All Other Stock Awards: Number of Shares of Stock or Units". These amounts represent the total of the shares granted, including those subject to Company performance criteria at target, at the grant date fair value of $11.81 per share. Regarding the shares awarded under the 2014 LTIP subject to Company performance criteria, the maximum number of shares possible under the award were 150% of target, which for Mr. Hershberger was 44,582 shares, or grant date fair value of $526,500; for Mr. Jackson was 18,099 shares, or grant date fair value of $213,750; for Mr. Ferrucci was 5,766 shares, or grant date fair value of $68,100; for Mrs. LaPinska was 5,208 shares, or grant date fair value of $61,500; and, for Mr. West was 4,700 shares, or grant date fair value of $55,500. See also "Outstanding Equity Awards at Year-End 2014 - Stock Awards".

(4) Reflects annual cash incentive awards earned under the 2014, 2013 and 2012 Annual Incentive Plans. For information regarding our Annual Incentive Plan, see the discussion in “Executive Compensation — Compensation Discussion and Analysis - Annual Cash Incentive Plan.”

(5) Mr. West was appointed as Chief Financial Officer on May 7, 2014. His salary was set at $200,000 annually, effective on June 1, 2014.

(6) Includes employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan of $10,987 and the value of free PGT window and door products of $6,937 (installation paid for by employee).

(7) Represents employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan.

(8) Includes employer matching contributions under the PGT Industries, Inc. 401(k) Savings Plan of $5,900 and the value of free PGT window and door products of $4,401 (installation paid for by employee).

The following table contains information concerning the potential threshold, target and maximum payments originally applicable to each of our Named Executive Officers under the 2014 AIP and 2014 LTIP. Awards earned by our Named Executive Officers, under the 2014 AIP are included in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation”. AIP Awards earned by our Named Executive Officers under the 2014 AIP were paid in February 2015. Awards granted to our Named Executive Officers, under the 2014 LTIP are included in the Summary Compensation Table in the column titled “Equity Awards – Stock Awards”.

Grants of Plan-Based Awards for 2014

	Estimated Possible Payouts in $ Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts in # of Shares Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock		Grant Date Fair Value in $ of Stock and Option Awards
Name	Threshold	Target	Maximum	Threshold	Target	Maximum		or Units (#)		(3)(4)(5)
Rodney Hershberger	$235,606	$471,212	$-	-	-	-		-		$-
Granted 03/14/14	-	-	-	-	-	-		29,721	(3)	351,000
Granted 03/14/14	-	-	-	14,860	29,721	44,582	(4)	-		351,000

Jeffrey T. Jackson	170,985	341,971	-	-	-	-		-		-
Granted 03/14/14	-	-	-	-	-	-		12,066	(3)	142,500
Granted 03/14/14	-	-	-	6,033	12,066	18,099	(4)	-		142,500

Mario Ferrucci III	46,066	92,131	-	-	-	-		-		-
Granted 03/14/14	-	-	-	-	-	-		3,844	(3)	45,400
Granted 03/14/14	-	-	-	1,922	3,844	5,766	(4)	-		45,400

Deborah L. LaPinska	41,624	83,249	-	-	-	-		-		-
Granted 03/14/14	-	-	-	-	-	-		3,472	(3)	41,000
Granted 03/14/14	-	-	-	1,736	3,472	5,208	(4)	-		41,000

Bradley West	39,173	78,346	-	-	-	-		-		-
Granted 03/14/14	-	-	-	-	-	-		3,133	(3)	37,000
Granted 03/14/14	-	-	-	1,566	3,133	4,700	(4)	-		37,000

(1) These columns show the range of payouts targeted for 2014 performance under the PGT, Inc. 2014 Annual Incentive Plan (AIP). The 2014 AIP is described in the section titled “Annual Cash Incentive Plan” in the Compensation Discussion and Analysis. Payments of cash bonuses to be made to participants in 2015 related to the 2014 AIP were made on February 27, 2015 and the amounts are included in the Summary Compensation Table in the column titled "Non-Equity Incentive Plan Compensation". The 2014 AIP has no stated maximum.

(2) These columns show the range of payouts targeted for 2014 performance under the PGT, Inc. 2014 Long-Term Incentive Plan (LTIP). The 2014 LTIP is described in the section titled “Long-Term Incentive Plan” in the Compensation Discussion and Analysis.

(3) Represents restricted stock awarded under the 2014 LTIP. The restrictions laspe over time in three equal amounts on the first, second and third anniversary dates of the grant which began on March 4, 2015. See also "Outstanding Equity Awards at Year-End 2014 - Stock Awards". The grant date fair value of these awards are included in the Summary Compensation Table in the column titled "Equity Awards - Stock Awards" for 2014.

(4) Represents restricted stock awarded under the 2014 LTIP, subject to Company performance criteria. The performance criteria provides for a graded awarding of shares based on the Company's performance for 2014. The grant date fair value of these awards are based upon the probable outcome of the performance conditions at the time of the date of grant, accordingly the values set forth in the above table are based on assuming target performance. Based on the Company's 2014 results, the actual number of shares awarded under this grant was 57.5% of the Target award, which for Mr. Hershberger was 17,089 shares, or grant date fair value of $201,821; for Mr. Jackson was 6,938 shares, or grant date fair value of $81,938; for Mr. Ferrucci was 2,210 shares, or grant date fair value of $26,100; for Mrs. LaPinska was 1,996 shares, or grant date fair value of $23,573; and, for Mr. West was 1,801 shares, or grant date fair value of $21,270. The actual number of shares awarded under this grant became final upon the filing of the Company's 2014 Annual Report on Form 10-K, which was March 19, 2015 and the restrictions laspe over time in two equal amounts on the first and second anniversaries of that date. See also "Outstanding Equity Awards at Year-End 2014 - Stock Awards".

(5) The grant date fair value of stock awards was calculated in accordance with FASB ASC Topic 718, based on the grant date fair market value of our common stock, which we define as the closing price of our common stock immediately prior to the grant date, which was $11.81 per share. See "Summary Compensation Table - Equity Awards - Stock Awards".

Employment Agreements

Effective on February 20, 2009, the Named Executive Officers individually, entered into employment agreements with the Company that superseded and replaced prior employment agreements, if any, entered into by each Named Executive and the Company.

Pursuant to the employment agreements, in the event that (a) the executive’s employment is terminated by the Company without “cause” (as defined in the employment agreement) or (b) the executive terminates his or her employment for “good reason” (as defined in the employment agreement), and subject to the execution and non-revocation of a release, the executive is entitled to (1) continuation of his/her base salary for twelve months after the date of termination (except in the case of Messrs. Hershberger and Jackson, for whom the period is 24 months and 18 months, respectively), (2) payment by the Company of applicable premiums for medical benefits for twelve months following the date of termination (except in the case of Messrs. Hershberger and Jackson for whom the period is 18 months); and (3) payment in a lump sum of an amount of cash equal to 100% of the executive’s target incentive amount (except for Messrs. Hershberger and Jackson from whom such percentage is 200% and 150%, respectively) payable under the Company’s annual incentive plan for the award period ending in which the termination of employment occurred.

Should the executive terminate his/her employment other than for “good reason”, the Company will continue to pay such executive’s salary for the shorter of thirty days or the notice period provided by the executive with respect to his/her termination.  Further, under each employment agreement, in the event that the executive’s employment is terminated by his or her death or disability (as defined in the employment agreement), the Company will pay to the executive (or, in the case of death, to his or her designated beneficiary) his or her base salary for a period of twelve months.

Each employment agreement also provides that during the executive’s employment with the Company and at all times thereafter, he or she may not disclose any confidential information of the Company and that all inventions of the executive shall belong exclusively to the Company.  In addition, each employment agreement provides that during the executive’s employment with the Company and for two years thereafter, unless the employment agreement is terminated by the Company without “cause” or by such executive for “good reason”, in which case the period will be the duration of the executive’s employment with the Company and for one year thereafter, the executive may not directly or indirectly compete with the Company or solicit employees of the Company.

The following table summarizes the value of the termination payments and benefits that each of our Named Executive Officers would receive under the circumstances shown had such circumstances occurred on the last business day of our fiscal year 2014. The amounts shown in the table exclude distributions under our 401(k) retirement plan and any additional benefits that are generally available to all of our salaried employees.

Summary of Termination Payments and Benefits

	Rodney	Jeffrey T.	Mario	Deborah L.	Bradley
	Hershberger	Jackson	Ferrucci III	LaPinska	West
Reason for Termination:

By Corporation Without
Cause or by the Executive
for "Good Reason"
Cash Severance(1)	$1,872,000	$1,102,500	$317,800	$287,000	$280,000
Total Estimated Value of
Payments	$1,872,000	$1,102,500	$317,800	$287,000	$280,000

Death or Disability(2)
Cash Severance(3)	$468,000	$420,000	$227,000	$205,000	$200,000
Total Estimated Value of
Payments	$468,000	$420,000	$227,000	$205,000	$200,000

(1) Includes the dollar value of continuation of Mr. Hershberger's then-current base salary for a period of 24 months plus 200% of his target incentive amount. Includes the dollar value of continuation of Mr. Jackson's then-current base salary for a period of 18 months plus 150% of his target incentive amount. Includes the dollar value of continuation of Mr. Ferrucci's, Mrs. LaPinska's, and Mr. West's then-current base salary for a period of 12 months plus 100% of his or her target incentive amount.

(2) Does not include the dollar value of potential short-term and/or long-term disability payments.

(3) Includes the dollar value of continuation of the executive’s then-current base salary for a period of twelve months.

2014 Annual Incentive Plan

PGT’s 2014 Annual Incentive Plan is discussed in “Compensation Discussion and Analysis—Annual Cash Incentive Plan.”

2014 Long-Term Incentive Plan

PGT’s 2014 LTIP is discussed in “Compensation Discussion and Analysis—Long-Term Incentive Plan.”

Outstanding Equity Awards at Year-End 2014

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have		Market Value of Shares or Units of Stock That Have
Name	Exercisable	Unexercisable		Price	Date	Not Vested		Not Vested(2)
Rodney Hershberger	91,881	-		$0.92	1/21/2016	-		$-
	777,620	194,406	(1)	2.00	4/6/2020	-		-
	-	-		-	-	29,721	(3)	290,077	(3)
	-	-		-	-	29,721	(4)	290,077	(4)

Jeffrey T. Jackson	347,354	146,526	(1)	2.00	4/6/2020	-		-
	-	-		-	-	12,066	(3)	117,764	(3)
	-	-		-	-	12,066	(4)	117,764	(4)

Mario Ferrucci III	13,078	58,794	(1)	2.00	4/6/2020	-		-
	-	-		-	-	3,844	(3)	37,517	(3)
	-	-		-	-	3,844	(4)	37,517	(4)

Deborah L. LaPinska	262,046	96,762	(1)	2.00	4/6/2020	-		-
	-	-		-	-	3,472	(3)	33,887	(3)
	-	-		-	-	3,472	(4)	33,887	(4)

Bradley West	55,928	46,483	(1)	2.00	4/6/2020	-		-
	-	-		-	-	3,133	(3)	30,578	(3)
	-	-		-	-	3,133	(4)	30,578	(4)

(1) Vested on April 6, 2015.

(2) Based on the closing price of $9.76 of our common stock on January 2, 2015.

(3) Represents restricted stock awarded under the 2014 LTIP. The restrictions laspe over time in three equal amounts on the first, second and third anniversary dates of the grant which began on March 4, 2015. See "Grants of Plan-Based Awards in 2014 - All Other Stock Awards: Number of Shares of Stock or Units" and "Grants of Plan-Based Awards in 2014 - Grant Date Fair Value of Stock and Option Awards". The grant date fair value of this award is also included in the Summary Compensation Table under the column titled "Equity Awards - Stock Awards" for 2014.

(4) Represents restricted stock awarded under the 2014 LTIP, subject to Company performance criteria. The performance criteria provides for a graded awarding of shares based on the Company's performance for 2014. The number of shares of stock that have not vested in this table are based on Target as the Company's actual results for 2014 were between Threshhold and Target. Based on the Company's 2014 results, the actual number of shares awarded under this grant was 57.5% of the Target award, which for Mr. Hershberger was 17,089 shares, or year-end market value of $166,789; for Mr. Jackson was 6,938 shares, or year-end market value of $67,715; for Mr. Ferrucci was 2,210 shares, or year-end market value of $21,570; for Mrs. LaPinska was 1,996 shares, or year-end market value of $19,481; and, for Mr. West was 1,801 shares, or year-end market value of $17,578. The actual number of shares awarded under this grant became final upon the filing of the Company's 2014 Annual Report on Form 10-K, which was March 19, 2015 and the restrictions lapse over time in two equal amounts on the first and second anniversaries of that date. See "Grants of Plan-Based Awards in 2014 - Estimated Future Payouts in Shares Under Equity Incentive Plan Awards" and "Grants of Plan-Based Awards in 2014 - Grant Date Fair Value of Stock and Option Awards". The grant date fair value of this award is also included in the Summary Compensation Table under the column titled "Equity Awards - Stock Awards" for 2014.

Option Exercises and Stock Vested Table

	Option Awards(1)		Stock Awards
	Number of Shares Acquired on	Value Realized on	Number of Shares Acquired on	Value Realized on
Name	Exercise	Exercise	Vesting	Vesting
Rodney Hershberger	85,051	$811,387	-	$-
Jeffrey T. Jackson	-	-	-	-
Mario Ferrucci III	100,000	852,198	-	-
Deborah L. LaPinska	25,000	213,064	-	-
Bradley West	60,000	525,414	-	-

(1) The value realized on the exercise of stock options is based on the difference between the exercise price and the market price on the date of exercise (used for tax purposes) of our common stock.

Change in Control Arrangements

No agreements exist between the Company and its Named Executive Officers that could trigger any payments in connection with a change in control.

DIRECTOR COMPENSATION

As previously discussed under “Information Regarding the Board and its Committees-Information on the Compensation of Directors,” in 2014, except for Mr. Sherman, all non-management directors received the following annual compensation: (a) a cash retainer of $57,500; (b) restricted stock, the restrictions on which shall be scheduled to lapse on the first anniversary of the date of grant, granted at the beginning of each year of service as a Director with a value at the time of issuance of approximately $57,500; (c) an annual cash retainer of $7,500 and $5,000 for service on the Audit Committee and Compensation Committee, respectively, and (d) reimbursement of reasonable travel expenses. Mr. Sherman received all other elements of the above compensation except for restricted stock, as Mr. Sherman is in the third and final year of vesting in stock options granted to him in May 2012 under our former director compensation arrangement.

Director Compensation for Fiscal Year 2014

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Alexander R. Castaldi	$57,500	$57,500	$115,000
Richard D. Feintuch(3)	70,000	57,500	127,500
Rodney Hershberger(4)	-	-	-
M. Joseph McHugh(5)	65,000	57,500	122,500
Brent N. Milgrim	57,500	57,500	115,000
William J. Morgan(6)	65,000	57,500	122,500
Floyd F. Sherman(7)	62,500	-	62,500

(1) Differences in fees reflect additional fees earned or received from serving on and attending meetings of one or more committees of the Board of Directors.

(2) Amounts shown reflect the aggregate grant date fair value of stock awards and option awards granted during the reported fiscal year, computed in accordance with FASB ASC Topic 718. The stock awards represent grants of restricted stock the values of which are calculated using (a) the number of shares awarded as of the grant date, or 6,903 shares, and (b) the market value of the stock on the date awarded, or $8.33 per share. The restrictions on these shares lapse on the first anniversary date of the grant, or May 20, 2015.

(3) As of January 3, 2015, Mr. Feintuch held a total of 201,154 exercisable options to purchase our common stock.  Of the 201,154 exercisable options held by Mr. Feintuch, 99,459 have an exercise price of $1.98 per share and expire on April 7, 2020 and 101,695 have an exercise price of $2.04 per share and expire on May 3, 2022.

(4) Mr. Hershberger, in addition to being the Chairman of the Board of Directors, is also a member of the Company's executive management and, therefore, receives no compensation for his service on the Board of Directors.

(5) As of January 3, 2015, Mr. McHugh held a total of 158,601 exercisable options to purchase our common stock, which have an exercise price of $1.98 per share and expire on April 7, 2020.

(6) As of January 3, 2015, Mr. Morgan held a total of 91,395 exercisable options to purchase our common stock, which have an exercise price of $1.98 per share and expire on April 7, 2020.

(7) As of January 3, 2015, Mr. Sherman held a total of 76,907 exercisable options to purchase our common stock.  Of the 76,907 exercisable options held by Mr. Sherman, 43,008 have an exercise price of $1.98 per share and expire on April 7, 2020 and 33,899 have an exercise price of $2.04 per share and expire on May 3, 2022.  Effective on May 3, 2015, an additional 33,898 of options with an exercise price of $2.04 and an expiration date of May 3, 2022 will vest to Mr. Sherman and become exercisable.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information, as of January 3, 2015, relating to equity compensation plans of PGT pursuant to which stock options, restricted stock or other rights to acquire shares may be granted from time to time.

	Number of Securities to be Issued Upon Exercise of Outstanding		Weighted-Average Exercise Price of Outstanding	Number of Securities Remaining Available for Future Issuance Under Equity Compensation
	Options		Options	Plans
Equity compensation plans approved
by security holders(1)	-	(3)	-	1,425,445
Equity compensation plans approved
by security holders(2)	4,219,665	(4)	$2.06	- (2)

(1) Includes securities to be issued upon exercise under the 2014 Omnibus Equity Incentive Plan of PGT approved by the stockholders in May 2014. A description of the 2014 Omnibus Equity Incentive Plan is included in Note 16 to the Company’s audited financial statements for the fiscal year ended January 3, 2015, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2015.

(2) Includes securities to be issued upon exercise under the 2006 Equity Incentive Plan of PGT approved by the stockholders in June 2006, as amended, and restated and approved by the stockholders on April 6, 2010.  A description of the 2006 Equity Incentive Plan is included in Note 16 to the Company’s audited financial statements for the fiscal year ended January 3, 2015, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2015.  Upon the adoption of the 2014 Omnibus Equity Incentive Plan, no further shares will be granted and, therefore, no shares are available under the 2006 Equity Incentive Plan.

(3) No options to purchase common stock have been issued under the 2014 Omnibus Equity Incentive Plan.

(4) Represents outstanding options to purchase common stock, issued under the 2006 Equity Incentive Plan.

IMPACT OF TAX TREATMENTS ON COMPENSATION

Section 162(m) of the Internal Revenue Code limits the tax deduction for public companies to $1 million for compensation paid to a company’s Chief Executive Officer or any of the four other most highly compensated Executive Officers.  Qualifying performance-based compensation is not subject to the deduction limit if Internal Revenue Code requirements are met.  We believe that stock options granted under our long-term incentive plans would qualify as performance-based compensation.  While such stock options vest over a specified period of time contingent upon the option holder’s continued employment with the Company, such stock options only have value if the Company’s performance results in a stock price higher than the price on the date of grant. Restricted stock awards, do not qualify as performance-based compensation because they have immediate value (at a minimum, once the restrictions are released) irrespective of the Company’s performance.

While we seek to take advantage of favorable tax treatment for executive compensation where appropriate, the primary drivers for determining the amount and form of executive compensation must be the retention and motivation of superior executive talent rather than tax-based considerations.

COMPENSATION COMMITTEE REPORT*

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on its review and these discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in PGT, Inc.’s Annual Report on Form 10-K for the fiscal year 2014.

Submitted by the Compensation Committee

Alexander R. Castaldi (Chairman)
Richard D. Feintuch
Floyd F. Sherman

* The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of PGT under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that PGT specifically incorporates the Compensation Committee Report by reference therein.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee consists of independent, non-employee directors only. Messrs. Castaldi, Feintuch and Sherman served as members of our Compensation Committee during the Company’s 2014 fiscal year. No interlocking relationship existed during 2014 between our Executive Officers, members of our Board of Directors or members of our Compensation Committee, and the Executive Officers, members of the Board of Directors or members of the Compensation Committee of the Board of Directors of any other company.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PARTIES

All related party transactions are reviewed and, as appropriate, may be approved or ratified by the Board of Directors based upon our written policies and procedures. If a Director is involved in the transaction, he may not participate in any review, approval or ratification of such transaction. Related party transactions are approved by the Board of Directors only if, based on all of the facts and circumstances, they are in, or not inconsistent with, the best interests of the Company and the best interests of our stockholders, as the Board of Directors determines in good faith. The Board of Directors takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Board of Directors may also impose such conditions as it deems necessary and appropriate on the Company or the related party in connection with the transaction.

In the case of a transaction presented to the Board of Directors for ratification, the Board of Directors may ratify the transaction or determine whether rescission of the transaction is appropriate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since December 29, 2013, (the first day of the Company’s 2014 fiscal year), there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest other than compensation arrangements, which are described above.

In the ordinary course of business, we sell products to Builders FirstSource, Inc. One of our directors, Floyd F. Sherman, is Chief Executive Officer, and a Director of Builders FirstSource, Inc. In addition, Brett N. Milgrim, and Alexander R. Castaldi are Directors of Builders FirstSource, Inc. Total net sales to Builders FirstSource, Inc. were approximately $6,700,000 for the year ended January 3, 2015. During the first two months of our 2015 fiscal year, we sold approximately $1,500,000 in windows and related products to Builders FirstSource, Inc. We anticipate continuing to make such sales in the foreseeable future.

AUDIT COMMITTEE REPORT*

The Board of Directors has ultimate authority and responsibility for effective corporate governance, including the role of oversight of the management of PGT. The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities to the Company and its stockholders by overseeing the accounting and financial reporting processes of PGT, the audits of PGT’s consolidated financial statements and the qualifications, selection and performance of the Company’s independent registered public accounting firm.

The Audit Committee reviews our financial reporting process on behalf of the Board. The Audit Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. Management has the primary responsibility for establishing and maintaining effective systems of internal and disclosure controls, for preparing financial statements, and for the public reporting process. KPMG LLP, PGT’s independent registered public accounting firm for 2014, was responsible for expressing opinions on the conformity of the Company’s audited financial statements for the year ended January 3, 2015 with generally accepted accounting principles.

With respect to the fiscal year ended January 3, 2015, the Audit Committee, among other things: oversaw the integrity of the Company’s financial statements and financial reporting processes, oversaw compliance with legal and regulatory requirements, reviewed the external auditors’ qualifications and independence, and evaluated the external auditors’ performance.

The Audit Committee has reviewed and discussed with management and KPMG LLP the audited consolidated financial statements for the year ended January 3, 2015. The Audit Committee also discussed with KPMG LLP all matters required to be discussed by the statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from KPMG LLP the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has had discussions with KPMG LLP regarding its independence from the Company and its management.

Based on the reviews and discussions described above, the Audit Committee recommended to our Board of Directors, and the Board of Directors approved, inclusion of the audited consolidated financial statements for the fiscal year ended January 3, 2015, in our Annual Report on Form 10-K for 2014 for filing with the SEC.

Submitted by the Audit Committee

M. Joseph McHugh (Chairman)
Richard D. Feintuch
William J. Morgan

* The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of PGT under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that PGT specifically incorporates the Audit Committee Report by reference therein.

Principal Accountant Fees and Services

The Audit Committee of our Board of Directors is responsible for the appointment, oversight, and evaluation of our independent registered public accounting firm. The Audit Committee has the sole and direct authority to engage, appoint, and replace our independent auditors. In addition, the Audit Committee has established in its charter a policy that every engagement of the Company’s independent registered public accounting firm to perform audit or permissible non-audit services on behalf of the Company or any of its subsidiaries requires pre-approval from the Audit Committee or its designee before such independent registered public accounting firm is engaged to provide those services. Our independent registered public accounting firm may not be retained to perform the non-audit services specified in Section 10A(g) of the Exchange Act. Pursuant to the Audit Committee Charter, the Audit Committee reviews and, in its sole discretion, approves in advance the Company’s independent registered public accounting firm’s annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent registered public accounting firm (which approval may be made after receiving input from the Company’s management, if desired).

With respect to the audit for the year ended January 3, 2015, the Audit Committee approved the audit services performed by KPMG LLP as well as certain audit-related and permitted non-audit services. With respect to the audit for the year ended December 28, 2013, the Audit Committee approved the audit services performed by Ernst & Young LLP as well as certain categories and types of audit-related, tax, and permitted non-audit services.

Fees Paid to KPMG LLP and Ernst & Young LLP

Aggregate fees for professional services rendered by KPMG LLP and Ernst & Young LLP for the years ended January 3, 2015 and December 28, 2013, were (in thousands):

	2014	2013
Type of Fee
Audit Fees - KPMG LLP (1)	$860	$-
Audit Fees - Ernst & Young LLP (1)	25	961
Tax Fees - Ernst & Young LLP (2)	60	60
All Other Fees - KPMG LLP (3)	110	-
All Other Fees - Ernst & Young LLP (4)	71	2

Total Fees	$1,126	$1,023

(1) Audit fees for 2014 and 2013 consisted of the audit of the consolidated financial statements included in the Annual Report on Form 10-K and reviews of Quarterly Reports on Form 10-Q. Ernst & Young's fee for 2014 represents services rendered in connection with the issuance of their opinion on the 2013 and prior consolidated financial statements they previously audited and included in our Annual Report on Form 10-K for 2014. Fees for 2013 also included fees associated with the 2013 common stock secondary offering and share purchase.

(2) Tax fees were for services related to tax compliance, including the preparation of tax returns in 2014 and 2013, and tax planning and tax advice, including assistance with tax audits.

(3) All other fees includes services rendered in connection with the Company's acquisition of CGI Windows and Doors Holdings, Inc. (CGI).

(4) All other fees in 2014 includes fees associated with the valuation of intangible assets acquired in the Company's acquisition of CGI. All other fees in 2014 and 2013 includes the cost of our subscription to EY Online, Ernst & Young's accounting and auditing research tool.

OTHER BUSINESS

We know of no other matters to be submitted at the Meeting. By submitting the proxy, the stockholder authorizes the persons named on the proxy to use their discretion in voting on any matter brought before the Meeting.

GENERAL INFORMATION

A copy of our annual report to stockholders for the fiscal year ended January 3, 2015, is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Meeting. Our annual report to stockholders is not incorporated into this proxy statement and shall not be deemed to be solicitation material. A copy of our Annual Report on Form 10-K and these proxy materials are available without charge on our Company website at www.pgtproxy2015.com. These proxy materials are also available in print to stockholders without charge and upon request, addressed to PGT, Inc., 1070 Technology Drive, North Venice, Florida 34275, Attention: Secretary.

We have not incorporated by reference into this proxy statement the information included on or linked from our website, and you should not consider it to be part of this proxy statement.

If you have any questions, or need assistance in voting your shares, please call American Stock Transfer & Trust Company, LLC toll-free at (800) 937-5449 or locally and internationally at (718) 921-8124.

By Order of the Board of Directors,
Mario Ferrucci III
Vice President and General Counsel
April 24, 2015

Appendix A

PGT, INC.

2015 EMPLOYEE STOCK PURCHASE PLAN

PGT, INC.

2015 EMPLOYEE STOCK PURCHASE PLAN

PGT, INC.

2015 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.                                PURPOSES

The PGT, Inc. 2015 Employee Stock Purchase Plan (the “Plan”) is intended to provide eligible employees of PGT, Inc., a Delaware corporation, and its wholly-owned subsidiaries, with an opportunity to share in the ownership of the Corporation by providing them with a convenient means to purchase shares of Common Stock through payroll deductions.

This Plan was approved by the Board of Directors of the Corporation on February 3, 2015 and will be proposed for approval by the stockholders of the Corporation at the 2015 Annual Meeting of Stockholders.

SECTION 2.                                DEFINITIONS

A.           “Agent” means Raymond James Financial, Inc.(or one of its affiliates) or such other brokerage firm, trust department or other firm as may be appointed by the Board of Directors to carry out the functions assigned to the Agent by the terms of this Plan.

B.           “Board of Directors” means the Corporation’s Board of Directors.

C.           “Committee” means the Compensation Committee of the Board of Directors, appointed by the Board of Directors and delegated the authority to administer the Plan pursuant to Section 16 below.

D.           “Corporation” means PGT, Inc., a Delaware corporation.

E.           “Code” means the Internal Revenue Code of 1986, as amended.

F.           “Common Stock” means the Corporation’s common stock.

G.           “Compensation” means the cash compensation paid by the Corporation or a Subsidiary to a Participant during an Offering Period.  This amount shall include any amount that the Participant has elected to defer for federal income tax purposes under any 401(k) savings plan, Section 125 cafeteria plan or deferred compensation plan maintained by the Corporation or a Subsidiary.  Compensation shall not include any amount paid to the Participant that (i) is paid during the relevant Offering Period under any employee benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (ii) is not paid to the Participant in cash; or (iii) except as otherwise provided in the preceding sentence, is not included in the income of the Participant for federal income tax purposes.

H.           “Effective Date” means May 21, 2015.

I.           “Enrollment Form” means the enrollment form described below, in such form as may be approved by the Committee from time to time.

J.           “Market Price” means the value of a share of the Common Stock as of a particular date, determined on the basis the recent trading prices or closing prices quoted for the Common Stock on the NASDAQ National Market or by such other method as shall be specified by the Committee.

K.           “Offering” means an offer made by the Corporation to eligible employees, permitting them to purchase shares of Common Stock with payroll deductions accumulated during an Offering Period, on the terms and conditions described in this Plan.

L.           “Offering Date” means the first day of each Offering Period.

M.           “Offering Period” means the period from the Effective Date through July 4, 2015, and each calendar quarter thereafter.

N.           “Participant” means an eligible employee who has enrolled in the Plan for an Offering Period, authorized payroll deductions for the purchase of Common Stock and has an account under this Plan.

O.           “Policy on Insider Trading” means the Corporation’s Policy on Insider Trading, as adopted by the Corporation, as it may be amended from time to time.

P.           “Proceeds” means the total amount accumulated for the benefit of the Participant during a single Offering Period, comprised of the aggregate of the payroll deductions taken from the Participant’s Compensation during such Offering Period.

Q.           “Purchase Date” means the last business day of each Offering Period, or, at the discretion of the Committee, such subsequent business day or days on which shares of Common Stock are to be purchased with the Proceeds accumulated for Participants during the Offering Period.

R.           “Subsidiary” means each and every entity that is a subsidiary of the Corporation within the meaning of Code Section 424(f).

SECTION 3.                                ELIGIBILITY

Each employee of the Corporation and the Subsidiary shall be eligible to purchase shares of Common Stock in Offerings under this Plan, provided that no employee shall be eligible if such employee:

A.           has not been employed for at least three (3) months as of the Offering Date for the Offering Period; or

B.           is employed on a part-time basis (regularly scheduled to work less than 20 hours per week);

C.           is employed only on a seasonal basis (customarily scheduled to work 5 or less months per years);

D.           is a highly compensated employee (within the meaning of Section 414(q) of the Code) of the Corporation or any Subsidiary;

E.           is eligible to receive annual grants of restricted shares or other share-based awards under the Corporation’s Long Term Incentive Plan or otherwise pursuant to the Corporation’s 2014 Omnibus Equity Incentive Plan; or

F.           owns, at the beginning of an Offering Period, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Corporation stock, applying the rules of Code Section 424(d) in determining stock ownership.

SECTION 4.                                EMPLOYEE ENROLLMENT AND PAYROLL DEDUCTIONS

A.           An eligible employee shall become a Participant in the Plan for any Offering Period by completing and filing with the Corporation an Enrollment Form, which Enrollment Form shall include a payroll deduction authorization together with instructions to use the deductions to purchase shares of Common Stock under the Plan.  This Enrollment Form must be filed at least five (5) business days prior to the Offering Date for that Offering Period; provided that, for those Participants subject to the Policy on Insider Trading, filing of the Enrollment Form shall be subject to any applicable terms of such Policy on Insider Trading

B.           In the Enrollment Form, each Participant shall choose a payroll deduction in a whole percentage from 1% to 10% of his or her Compensation, provided that the Participant’s total payroll deductions for the Offering Periods during any single calendar year shall not be more than $5,000, and the Participant’s total payroll deductions for any single Offering Period shall not be more than $1,250.

C.           As of each pay day during each Offering Period, the Corporation or Subsidiary will deduct the specified percentage amount from the Compensation payable to each Participant. The Corporation will hold each Participant’s Proceeds in non-interest bearing accounts until each Participant’s proceeds are used to purchase shares. A Participant may not make any separate cash payment into such account.

D.           A Participant may not increase or reduce the amount of the Participant’s payroll deductions until the next Offering Date, except that, subject to the restrictions in Section 15.B below, the Participant may reduce the amount of Participant’s payroll deductions to 0% and withdraw from participation in the Plan, as described in Section 8.

E.           Each Participant returning an Enrollment Form for an Offering Period shall be given the right to purchase shares of Common Stock on the Purchase Date for the Offering Period.  Unless the Participant withdraws pursuant to Section 8, the Participant shall be deemed to have elected to use all of the Proceeds accumulated on behalf of the Participant during the Offering Period to purchase shares on the Purchase Date.

SECTION 5.                                PURCHASE PRICE

The price to Participants for each share to be purchased on the Purchase Date for an Offering Period shall be the lesser of:

A.           ninety percent (90%) of the prior 30 day average of the closing price for the Common Stock as of the Purchase Date, or

B.           ninety percent (90%) of the closing price for the Common Stock on the Purchase Date.

SECTION 6.                                METHOD OF PURCHASE

On each Purchase Date, the Proceeds accumulated on behalf of each Participant during the Offering Period will be applied to purchase shares of Common Stock of the Corporation.  These shares will be purchased directly from the Corporation.

Fractional shares may not be purchased on behalf of any Participants.

SECTION 7.                                MINIMUM AND MAXIMUM PURCHASES IN OFFERING

Notwithstanding the foregoing, the maximum and minimum number of shares of Common Stock an eligible employee may purchase in any Offering Period shall be limited as follows:

A.           The minimum payroll deduction permitted during an Offering Period shall not be less than 1 percent of the Participant’s Compensation during the Offering Period.  If the amount withheld during the Offering Period should be less than the amount needed to purchase at least one full share of Common Stock, the withheld amounts may be retained and carried over for use in a subsequent Offering.

B.           The maximum number of shares an eligible employee may purchase in an Offering Period shall be limited to shares with a total purchase price of $1,250.

SECTION 8.                                WITHDRAWAL FROM OFFERING

Subject to any restrictions which may be imposed by Section 15.B below, a Participant may give written notice to the Corporation or any Subsidiary of his or her intent to revoke his or her election to participate in the current Offering under the Plan, reduce the amount of payroll deductions to 0% and withdraw the entire cash balance already accumulated on his or her behalf during the Offering Period.  Such written notice shall be effective only if received at least five (5) business days prior to the Purchase Date for the Offering Period.  Such withdrawal will terminate the Participant’s right to purchase any shares of Common Stock under this Plan for that Offering Period.  In addition, a Participant who withdraws shall not be eligible to enroll in any subsequent Offering unless a new Enrollment Form has been filed at least 20 days prior to the Offering Date for such subsequent Offering.

SECTION 9.                                ISSUANCE OF SHARES

Shares purchased on behalf of a Participant in an Offering under the Plan shall initially be issued in “book entry” form, and held by the Agent as custodian until such time as the Participant may request in writing that the shares of Common Stock in his or her account be distributed to the Participant.

The Corporation and the Agent may establish such rules and procedures as they, in their discretion, determine to be necessary or desirable with respect to distributions of shares purchased under this Plan, including any rules imposing limits on such distributions or restricting the timing or frequency of such distributions they may determine to be suitable, and rules addressing the distribution or liquidation of fractional shares held in participant accounts.

SECTION 10.                                RIGHTS AS A SHAREHOLDER; DIVIDENDS

A.           A Participant shall have no rights as a shareholder with respect to any shares of Common Stock offered to the Participant with respect to an Offering Period hereunder until the shares have been purchased on the Participant’s behalf on the Purchase Date for that Offering Period.  In regard to shares paid for and in a Participant’s account, the Participant shall have all rights accruing to an owner of record of such shares, including voting rights and the right to receive dividends.

B.           The dividends payable on the shares of Common Stock in the Agent’s custody shall be allocated to the Proceeds accounts of Participants, in proportion to the number of shares held on each Participant’s behalf, and then distributed to the affected Participants (unless a Participant has requested that such shares be re-invested pursuant to any dividend reinvestment plan implemented by the Corporation).

SECTION 11.                                TERMINATION OF EMPLOYMENT

As soon as administratively practicable after the termination of a Participant’s employment with a Subsidiary or Corporation for any reason other than death, the Participant’s Proceeds accumulated during the Offering Period in which his employment terminated will be refunded, and any shares of Common Stock held on the Participant’s behalf by the Agent will be distributed in kind.  As an alternative to the latter, the terminated Participant may request that the Agent sell the shares of Common Stock in the account and forward the net proceeds to the Participant.

SECTION 12.                                NON-TRANSFERABILITY

Neither payroll deductions credited to the account of a Participant nor the Participant’s right and option to purchase shares of Common Stock under the Plan may be assigned, transferred, or alienated.

SECTION 13.                                BENEFICIARY DESIGNATION AND RIGHTS

A Participant may file a written beneficiary designation, or a revision thereof.  In the absence of such designation, or if the named beneficiary predeceased the Participant, the Participant’s estate shall be deemed to be the beneficiary.  In the event of the Participant’s death, the Proceeds of the current Offering shall be applied to the purchase of shares on the next Purchase Date, and all the Common Stock held for the deceased Participant shall be delivered to the beneficiary, together with any remaining Proceeds, subject to receipt of the Participant’s death certificate and satisfactory evidence of the beneficiary’s identity and acceptance of the Common Stock and Proceeds.  The beneficiary shall have no rights under the Plan during the Participant’s lifetime.

SECTION 14.                                SHARES AUTHORIZED; CHANGE IN CORPORATE STRUCTURE AND CAPITALIZATION

A.           Subject to adjustment upon changes in the capitalization of the Corporation as provided in Section 14B below, the maximum number of shares of Common Stock which shall be made available for purchase under this Plan shall be limited by the number of shares of Common Stock available for issuance pursuant to the Corporation’s 2014 Omnibus Equity Incentive Plan.  Additionally, no more than 50,000 shares of Common Stock shall be issued pursuant to the Plan in any calendar quarter.

B.           In the event of any change in the number of outstanding shares of Common Stock by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares, or any other change in the corporate structure or shares of stock of the Corporation, the Board of Directors will make an appropriate adjustment, in accordance with applicable provisions of the Code and law, in the number and kind of shares which may be offered under the Plan, both in the aggregate and as to each Participant, the number of shares then subject to offerings theretofore made, and the price of shares offered under the Plan.

SECTION 15.                                SECURITIES LAWS

A.           The Corporation shall not be obligated to issue any Common Stock pursuant to the Plan at any time when the shares have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Corporation or the Board of Directors deems applicable and, in the opinion of legal counsel for the Corporation, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares.  Further, all Common Stock acquired pursuant to the Plan shall be subject to, and may be sold only in a manner consistent with any policies concerning compliance with securities laws and insider trading, as the same may be implemented from time to time.

B.           For any Participant subject to the Corporation’s Policy on Insider Trading, all elections made by the Participant under this Plan must comply with the terms and conditions imposed by such Policy on Insider Trading, including any revocation of terms which would bar an election to enroll in an Offering under the Plan pursuant to Section 4, or such an election to participate in an Offering pursuant to Section 8, during a blackout period established under the Policy on Insider Trading.

SECTION 16.                                ADMINISTRATION

A.           The Plan shall be administered by the Compensation Committee of the Board of Directors, or to other committee which may be appointed by the Board for this purpose (the “Committee”).

B.           The interpretation and construction of any provision of the Plan, and the adoption of rules for administering the Plan, shall be made by the Committee.  Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Corporation and all Participants, their beneficiaries and legal representatives.  Any rule adopted by the Committee shall remain in full force and effect unless and until amended or repealed by the Committee or by the full Board of Directors.

C.           The Committee shall have the right to appoint, in its discretion, any entity or person to serve as the Agent, and to delegate to them certain functions or services to be performed in connection with Plan administration, and to name successors.

D.           The Agent retained by the Committee will perform the record keeping functions under the Plan, and, using the information provided to it by the Corporation, will account for each Participant’s deductions and maintain each Participant’s account.

E.           The Agent will deliver to each Participant, by mail or by electronic delivery, a quarterly statement showing the number of shares of Common Stock held beneficially for the Participant, the amount of cash in the Participant’s Proceeds account, and any purchases of shares in the Offering Period that closed during the calendar quarter reflected in the statement.

F.           If at any time the number of shares which would otherwise be purchased by Participants under this Plan during an Offering Period shall exceed the number of shares authorized for purchase under the Plan on a certain Purchase Date, the number of shares which may be purchased by each Participant shall be reduced proportionately.  Payroll deductions not able to be used shall, at the Committee’s discretion, remain in each Participant’s Proceeds account to be used to purchase shares in future Offering Periods or be refunded to the affected Participants.

SECTION 17.                                AMENDMENT AND TERMINATION

The Board of Directors may at any time terminate or amend the Plan, provided that no amendment may be made without approval of the shareholders of the Corporation if such amendment would increase the number of shares which may be available under the Plan, except by operation of Section 14B. of the Plan.

SECTION 18.                                MISCELLANEOUS MATTERS

Participation in this Plan shall not be construed to give any eligible employee any right to continued employment with the Corporation or a Subsidiary, or to give the eligible employee any employment status other than that of an “at will” employee.

SECTION 19.                                U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the principal United States federal income taxation consequences to the Corporation and those Participants subject to U.S. taxation with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state, or foreign jurisdiction in which a Participant may reside.

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423. Under such an arrangement, no taxable income will be recognized by a Participant, and no deductions will be allowable to the Corporation, upon either the grant or the exercise of options to purchase shares of the Common Stock under the ESPP. Taxable income will not be recognized until: (i) there is a sale or other disposition of the shares acquired under the ESPP; or (ii) the Participant dies while still owning the purchased shares.

If a Participant sells or otherwise disposes of the purchased shares within two years after the beginning of the Offering Period in which such shares were acquired or within one year after the Purchase Date, the Participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the Purchase Date exceeded the Purchase Price paid for those shares, and the Corporation will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The Participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate Purchase Price for those shares and the ordinary income recognized in connection with their acquisition.

If a Participant sells or otherwise disposes of the purchased shares more than two years after the beginning of the Offering Period in which such shares were acquired and more than one year after the Purchase Date, the Participant will recognize ordinary income in the year of sale or disposition equal to the lower of: (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the Purchase Price paid for those shares; or (ii) 10% of the closing market price on the Purchase Date. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Corporation will not be entitled to an income tax deduction with respect to such disposition.

If a Participant still owns the purchased shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of: (i) the amount by which the fair market value of the shares on the date of death exceeds the Purchase Price; or (ii) 10% of the closing market e price of the shares on the Purchase Date on which those shares were acquired.

SECTION 20.                                LEGAL STATUS OF PLAN

This Plan and rights to purchase shares of Common Stock under this Plan shall be governed by the laws of the state of Delaware.  This Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.  This Plan is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended.

SECTION 21.                                STOCKHOLDER APPROVAL

The effectiveness of this Plan is subject to its approval by the Corporation’s stockholders at the 2015 Annual Meeting of Stockholders, or within a twelve month period after the date the Plan is adopted by the Board of Directors.

ANNUAL MEETING OF STOCKHOLDERS OF

PGT, INC.

May 21, 2015

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20230300000000001000 3 052115

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect two Class III directors, nominated by the Board of Directors, each to serve until the 2018 Annual Meeting of Stockholders and until his respective successor has been duly elected and qualified: **The Board of Directors recommends a vote "FOR" all nominees in proposal 1.**

NOMINEES:

☐ FOR ALL NOMINEES — ○ Floyd F. Sherman
○ Rodney Hershberger

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for 2015:	☐	☐	☐
The Board of Directors recommends a vote "FOR" proposal 2.			
3. Approval of the PGT, Inc. 2015 Employee Stock Purchase Plan:	☐	☐	☐
The Board of Directors recommends a vote "FOR" proposal 3.			

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

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